As filed with the Securities and Exchange Commission on November 13, 1998

                                             Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    Form SB-2

             Registration Statement Under The Securities Act of 1933

                              MIKE'S ORIGINAL, INC.
       (Exact name of small business issuer as specified in its charter)

      Delaware                        2024                      11-3214529
(State or Jurisdiction     (Primary Standard Industrial       (IRS Employer
of Incorporation or       Classification Code Number)     Identification Number)
Organization)

                                                 Arthur Rosenberg, President
                                                 Mike's Original, Inc.
          366 N. Broadway                        366 N. Broadway
          Jericho, NY 11753                      Jericho, NY 11753
          (516) 942-8068                         (516) 942-8068
(Address and telephone number of principal  (Name, address and telephone number
executive offices and principal place of       of agent for service)
business)
                                   Copies to:

   David H. Lieberman, Esq.                  Michael Beckman, Esq.
   Blau, Kramer, Wactlar & Lieberman, P.C.   Beckman, Millman & Sanders, P.C.
   100 Jericho Quadrangle, Suite 225         116 John Street
   Jericho, New York 11753                   New York, New York 10038
   (516) 822-4820                            (212) 227-6777
   (516) 822-4824 Fax                        (212) 227-1486 Fax


Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.[ ]____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]___________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [X].

                         CALCULATION OF REGISTRATION FEE


Title of Each Class of                       Proposed         Proposed Maximum
Securities to be          Amount to be   Maximum Offering   Aggegate Offering     Amount of
Registered(1)              Registered    Price Per Security       Price         Registration Fee
-------------------------------------------------------------------------------------------------

Common Stock,
$.001 par value          5,060,000 shs.       $.625              $3,162,500         $882.00

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may not be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED NOVEMBER 13, 1998

PRELIMINARY PROSPECTUS

                                5,060,000 Shares

                              MIKE'S ORIGINAL, INC.

                                  Common Stock


     This is an offering of shares of Common Stock of Mike's Original, Inc., a Delaware corporation. The Company is offering to sell 3,500,000 shares of Common Stock. Certain stockholders of the Company are offering to sell 1,560,000 shares of Common Stock. The Company will not receive any of the proceeds from the sale of shares by the selling stockholders.

     The Company's Common Stock is quoted on the OTC Bulletin Board. On November 10, 1998, the last reported sale price of the Company's Common Stock was $.625 per share. See "Price Range of Common Stock."

     INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS AND IMMEDIATE SUBSTANTIAL DILUTION IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS. SEE "RISK FACTORS" ON PAGE 4 AND "DILUTION" ON PAGE 8.

                                                            Total Assuming Exercise of
                                         Per Share   Total   Over-Allotment Option (1)
                                         ---------   -----   ---------------------------

    Public Price . . . . . . . . . . .   $           $         $
    Underwriting Discounts (2) . . . .   $           $         $
    Proceeds to the Company. . . . . .   $           $         $
    Proceeds to Selling Stockholders . . $           $         $

(1) The Underwriter has a 30-day option to purchase an additional 525,000 shares of Common Stock solely to cover any over-allotments.
(2) $350,000 of which is payable by the Company and $156,000 of which is payable by the selling stockholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                           MILLENNIUM SECURITIES CORP.


                  The date of this Prospectus is        , 1998

                               PROSPECTUS SUMMARY

    This summary highlights selected information contained elsewhere in this Prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and financial statements.


The Company


Offices:       Mike's   Original,   Inc.  (the  "Company,"  which  includes  its
               predecessors), 366 N. Broadway, Suite 410, Jericho, New York 11753 and its telephone number is (516) 942-8068.

The Business:  From its inception,  the Company marketed,  sold and distributed
               Mike's Original Cheesecake Ice Cream, an all natural blend of ice cream with cheesecake ingredients. This product line was offered in a variety of flavors mainly to supermarkets and grocery stores and also, to a lesser extent, to convenience stores and food service outlets. Since March 1998, sales of Mike's ice cream have been nominal. In June 1998, the Company curtailed the sale of Mike's ice cream and began distributing Veryfine Frozen Juice Bars under an agreement with Veryfine.

Strategy:      Management has changed the Company's  operations from
               manufacturing,  marketing and   distributing  its  own  line  of
               ice cream products to marketing and distributing a variety of ice cream products and other frozen desserts. The frozen desserts which the Company intends to market and distribute include nationally known brands of super- premium ice cream products and may also include the Company's ice cream products.
               Management intends to accomplish this plan by acquiring distribution companies concentrated in large metropolitan areas. These acquisitions are expected to provide the Company with new brands and customers, distribution expertise and an operations center that can absorb any future acquisitions. As part of this plan, the Company has recently acquired the rights to purchase the assets of New Yorker Ice Cream Corp. ("NYIC") and Jerry's Ice Cream Co., Inc ("Jerry's). NYIC and Jerry's provide full service distribution and marketing services of ice cream and frozen novelties including Haagen-Dazs, Good Humor, and Edy's. These companies had combined 1997 revenues of approximately $6,800,000 (See Pro Forma Financial Statements).
               The Company intends to use part of the proceeds of this offering to purchase these assets.

                                  THE OFFERING

Common Stock Offered by the Company..................3,500,000 shares
Common Stock Offered by the Selling Stockholders.....1,560,000 shares
Price Per Share of Common Stock......................$___
Shares Outstanding Prior to Offering.................5,152,908 shares
Shares to be Outstanding after the Offering..........11,902,908 shares.  This includes all transactions subsequent to June 30, 1998 as if
                                                     they occurred on that date, including the
                                                     acquisitions of NYIC and Jerry's.   This does
                                                     not include 1,669,999 shares of Common
                                                     Stock issuable upon the exercise of
                                                     outstanding stock options at an average
                                                     exercise price of approximately $1.43 per
                                                     share and 1,400,000 shares issuable upon the
                                                     exercise of warrants at an exercise price of
                                                     $5.00 per share.  It also assumes the
                                                     Underwriter does not exercise its over-
                                                     allotment option, which is described in
                                                     "Underwriting."

                                                     This   Prospectus   gives   effect  to  the
                                                     .153846-  for-1  reverse stock split of the
                                                     Common Stock effective in June 1996 and the
                                                     .667-for-1  reverse  stock  split  of  the
                                                     Common Stock  effective  in February  1997.
                                                     This  Prospectus  does not give effect to a
                                                     proposed reverse stock split to be voted on
                                                     at  the   Company's   annual   meeting   of
                                                     stockholders  to be  held in  December,
                                                     1998.  If  approved  by  stockholders,  the
                                                     ratio of the  reverse  stock  split will be
                                                     either  1-for-4 or  1-for-5,  and result in
                                                     shares  of  Common  Stock   outstanding  of
                                                     2,975,727 or 2,380,582, respectively, after
                                                     giving effect to this offering.
Over-allotment...................................... Up to 525,000 shares; if the full over-
                                                     allotment option is exercised, the total public
                                                     offering price will be $____, the total
                                                     underwriting discount will be $____,  the total
                                                     proceeds to the Company will be $______
                                                     and the total price to the selling stockholders
                                                     will be $___________.
Use of Proceeds..................................... The Company intends to use its portion of the proceeds to repay indebtedness, to acquire
                                                     two ice cream distributors, and for working
                                                     capital and general corporate purposes.
OTC Bulletin Board Symbols.......................... MIKS, MIKSW
Risk Factors........................................ For a discussion of the risks you should consider before investing in the Common
                                                     Stock, see "Risk Factors."

                          SUMMARY FINANCIAL INFORMATION

     The following financial information has been derived from the Company's consolidated financial statements included elsewhere in this Prospectus. This data should be read in conjunction with those consolidated financial statements and the related notes. See "Financial Statements".

Statement of Operations Data:

                                  Fiscal Year Ended        Six Months Ended
                                   December 31,                June 30,
                               1997          1996         1998          1997
                               ----          ----         ----          ----

Net sales                   $384,348      $2,392,258    $129,623      $345,801
Net loss                  (4,502,645)     (4,050,547)   (362,922)   (3,498,476)
Loss per Common Share (1)    $ (1.69)        $ (2.54)    $ (0.11)      $ (1.59)
Weighted Average Common
  Shares Outstanding (1)   2,662,013       1,592,106   3,285,429     2,197,050



Balance Sheet Data:
                                            As of June 30, 1998
                                                               Pro Forma
                                  Actual    Pro Forma (3)    As Adjusted (4)
                                  ------    -------------    ---------------
Total assets                     $282,116    $ 602,116       $ 4,540,530
Current liabilities (2)         1,607,294    1,472,294         1,226,958
Long-term liabilities net of
  current portion                    -            -              363,750
Stockholders' equity (deficit) (1,325,178)    (870,178)        2,949,822
-------
(1) Does not  include  3,069,999  shares  of  Common  Stock  reserved  for issuance upon the exercise of  outstanding  stock options and warrants at a weighted average exercise price of $3.06 per share.
(2) Reflects the repayment of the Private  Placement  Notes. See
    "Use  of  Proceeds."
(3) Includes   certain   transactions subsequent  to June 30, 1998 as if they
    occurred on June 30, 1998.  Specifically  included  are the  issuance  of private placement notes, shares issued for services rendered and the settlement and restructure of certain debt obligations.
(4) Reflects the sale of  3,500,000  shares of Common Stock by the Company
    At an assumed  offering price of $1.00 per share,  after deducting the underwriting discount, estimated offering expenses and the application of the net proceeds as described in "Use of  Proceeds,"  including the acquisition of NYIC and Jerry's.


Unless otherwise stated, this Prospectus does not give effect to the proposed reverse stock split to be voted on by stockholders at the Company's annual meeting to be held in December 1998. If approved, the ratio of the reverse stock split will be either 1-for-4 or 1-for-5, which will result in shares of common stock outstanding of 1,288,227 or 1,030,581, respectively as of June 30, 1998 and 2,975,727 or 2,380,582, respectively, after giving effect to this offering.

                                  RISK FACTORS

     Investing in the Company's shares is very risky. You should be able to bear a complete loss of your investment . Before making an investment, you should carefully read this Prospectus and consider, along with other matters discussed in this Prospectus, the following risk factors:

     Losses Since Start of Operations. The Company has had limited revenue since its incorporation in May 1994. For the six months ended June 30,1998 and the years ended December 31, 1997 and 1996, the Company had net losses of $362,922, $4,502,645 and $4,050,547, respectively. The Company recognized $129,623, $384,348 and $2,392,258 in revenue for the six months ended June 30, 1998 and the years ended December 31, 1997 and 1996, respectively. As of June 30, 1998, the Company had total assets of $282,116, a working capital deficit of $1,394,513 and stockholders' deficit of $1,325,178. The Company continues to experience losses and depends upon the acquisitions of NYIC and Jerry's to continue its business. Even after these acquisitions, there is no guarantee that the Company will become profitable.

     Going Concern Opinion. As indicated in the Company's 1997 Annual Report on Form 10-KSB, the Company's financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has had losses since it started operations and requires additional working capital. These factors among others raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Security Interest in the Company's Assets. The Company presently owes one of its former manufacturers approximately $211,000. Pursuant to agreements, as amended, with this manufacturer, this debt is secured by all of the assets of the Company. The Company is in default on a payment of approximately $135,000 which was due in December 1997. The balance of the debt is payable in December 1998. If this debt is not paid, this manufacturer could foreclose on all of the assets of the Company which would materially adversely affect the Company's business plans and financial condition.

     Reliance on Supplier of Products. For the year ended December 31, 1997 and for the six months ended June 30, 1998, approximately 30% of the combined revenues of NYIC and Jerry's were from the sale of Haagen-Dazs products. While these companies enjoy long term relationships with Haagen-Dazs, the loss of Haagen-Dazs as a supplier could have a material adverse effect upon the business of NYIC and Jerry's.

     Competition. The Company's business is highly competitive. Many companies distribute ice cream and related products. Many of these competitors are well established and have substantially greater financial and other resources than the Company. With respect to NYIC and Jerry's, there are several other distributors of ice cream and related products with whom the companies compete in the New York Metropolitan area. Several of these competitors are well established and have greater financial and other resources than NYIC and Jerry's.

     Seasonality. The ice cream industry generally experiences its highest volume during the spring and summer months and its lowest volume in the winter months.

     Product Liability. The Company may be liable if the consumption of any of its products causes injury, illness or death. This is a risk related to marketing and distributing food products. The Company currently maintains $2,000,000 of product liability insurance. The Company also maintains $1,000,000 of general and personal injury insurance per occurrence and $5,000,000 in the aggregate. Any product liability judgement against the Company which is not covered by insurance could have a material adverse effect on the Company's business and prospects.

     No Guarantee of Profitability. The Company has been unprofitable since it started operating. Although the Company believes that its plan to change its business by acquiring other companies will be successful and result in the Company becoming profitable, there is no guarantee of future profits.

     Limitations on Acquisition and Change in Control. Certain provisions of Delaware law and the Company's Certificate of Incorporation and By-laws could make more difficult a merger, tender offer or proxy contest involving the Company, even if those events could benefit the Company's stockholders.

     These provisions include:

     -    Section 203 of the Delaware General Corporation Law,
     - the fact that the Company's Board of Directors is divided into three classes, and
     - the requirement that certain transactions, including mergers and sales or transfers of all or substantially all the Company's assets, must be approved by two-thirds of the stockholders of the Company.

     These provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock or preferred stock.

     The Company's Certificate of Incorporation also permits the Board of Directors to issue up to 500,000 shares of preferred stock. The Board of Directors can issue the preferred stock without stockholder approval and may determine the terms of the preferred stock. The issuance of preferred stock could have the effect of delaying or preventing someone from taking control of the Company, even though the ability to issue other classes of preferred stock may provide flexibility in possible acquisitions. Your rights as a holder of Common Stock and the rights of holders of preferred stock will be subject to the rights of the holders of additional or other classes of preferred stock that may be issued in the future. Your rights as a holder of Common Stock may be adversely affected by the issuance of additional or other classes of preferred stock that may be issued in the future . The Company has not issued any shares of preferred stock and has no current plans to issue any shares of any classes of capital stock other than as described in this Prospectus.

     Additional Issuances of Common Stock Without Shareholder Approval. After this offering, the Company will have approximately 5,027,093 shares of Common Stock authorized but unissued and not reserved for specific purposes, an additional 1,669,999 shares and 1,400,000 shares of Common Stock unissued but reserved for issuance under the Company's option plans and warrants, respectively. All of such shares may be issued without any action or approval by the Company's stockholders. The Company has no present plans, agreements, commitments or undertakings to issue additional Common Stock or securities convertible into Common Stock. Any issuance of additional shares of Common Stock would further dilute the percentage ownership of the Company held by the investors in this offering. See "Description of Securities" and "Shares Eligible for Future Sale."

     Limits on Directors' Liability. The Company's Certificate of Incorporation and By-laws have provisions which reduce the potential personal liability of directors for certain monetary damages. They also provide for indemnification of directors and other persons. The Company does not know of any pending or threatened litigation against the Company or its directors that would result in any liability for which a director would want indemnification. The Company has entered into Indemnification Agreements with certain of its officers and directors. The Indemnification Agreements provide for reimbursement for all direct and indirect costs of any type (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with the investigation, defense or appeal of a proceeding, (as defined) including amounts paid in settlement by or on behalf of the person indemnified.

     Governmental Regulation. As a marketer and distributor of ice cream, the Company's products are subject to regulation by the FDA and other government agencies relating to the safety of its products. The Company believes that its marketing and distributing operations substantially comply with all existing applicable laws and regulations. However, there is no guarantee that the Company's compliance with current laws, regulations or other restrictions, as well as any new laws or regulations, will not impose additional costs on the Company which could adversely affect its financial performance and results of operations.

     Risks of Low-Priced Shares. The Securities and Exchange Commission (the "Commission") has adopted rules that regulate broker-dealer practices in transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information regarding transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer to deliver to the customer a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with other information. The penny stock rules require that prior to a transaction in a penny stock, the broker-dealer must determine in writing that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may reduce the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, if the Company's Common Stock is subject to the penny stock rules, investors in this offering may find it more difficult to sell their Common Stock.

Forward Looking Statements. Some of the statements in this Prospectus discuss future expectations, contain projections of results of operations or financial condition or contain other forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions identify forward-looking statements. Forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Such statements reflect the current views of the Company with respect to future events and are subject to risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to:

     -    competitive  factors and  pricing  pressures;
     -    relationships  with its manufacturers;
     -    distributors   and  vendors;
     -    legal  and  regulatory requirements;
     -    general economic conditions; and
     - other risk factors which may be described in the Company's future filings with the Commission. The Company does not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

All written and oral forward-looking statements by the Company or persons acting on its behalf are expressly qualified by this paragraph.


                                 USE OF PROCEEDS

     The net proceeds to the Company from the sale of the Common Stock offered by the Prospectus (after deducting underwriting discounts and estimated offering expenses) are estimated to be $2,900,000 ($3,356,750 if the Underwriter's over-allotment is exercised in full). The Company will not receive any of the proceeds of the sale of Common Stock by the selling stockholders ("Selling Stockholders"). The proceeds to be received by the Company are intended to be utilized substantially as follows:

                                             Approximate    Approximate
       Application of Proceeds                 Amount       Percentage
       -----------------------               ------------   -----------

Repayment of Indebtedness (1). . . . . . .  $   466,600        16.1%
Acquisition of the assets of NYIC. . . . .      725,000        25.0
Acquisition of the assets of Jerry's . . .      255,000         8.8
Working capital (2). . . . . . . . . . . .    1,453,400        50.1
                                            -----------       ------
                                            $ 2,900,000       100.0%
                                            ===========       ======

    The Company intends to use approximately $390,000 of the proceeds of this offering to repay its Private Placement Notes on the closing of this offering, $725,000 to purchase all of the assets of NYIC and $255,000 to purchase all of the assets of Jerry's. The Company expects to use the balance of the proceeds of the offering for general corporate purposes, including working capital and capital expenditures. See "Business --Acquisition of Distributors."

    Pending  use of the  proceeds  from this  offering as set forth  above,  the
Company  may  invest  all  or  a  portion  of  such   proceeds  in   short-term,
interest-bearing   securities,   U.S.   Government   securities,   money  market
investments and short-term, interest-bearing deposits in major banks.
-------------
(1) Includes the repayment of $390,000 of its 12% Private Placement Notes. The terms of the Notes require their repayment upon the earlier of December, 1999 or the closing of this offering. See "Description of Securities."

(2) The Company presently anticipates that the balance of the proceeds attributable to working capital will be used to fund current operations through a substantial portion of calendar 1999, when the Company
    anticipates being able to generate   positive   cash  flow from  operations.
    See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                    DILUTION

     As of June 30, 1998, the net pro forma negative tangible book value, after giving to certain transactions as if they occurred on June 30, 1998, of the Company was ($872,399) or ($.17 ) per share of Common Stock. Net negative tangible book value per share represents the amount by which the liabilities exceed the amount of total tangible assets divided by 5,152,908, the number of shares of Common Stock outstanding on a pro forma basis on June 30, 1998 . See "Capitalization". Thus, as of June 30, 1998, the pro forma net negative tangible book value per share of Common Stock owned by the Company's current stockholders would have increased by $2,900,000 or $.35 per share after giving effect to this offering without any additional investment on their part and the purchasers of the Common Stock offered hereby would have incurred an immediate dilution of $.81 per share from the offering price. The following table illustrates this per share dilution:

Public Offering price per share of
   Common Stock Offered hereby . . . . . . . . . . . . .                 $1.00
Net tangible book value per share before offering (1). .      (.17)
Increase per share attributable to new investors (2) . .       .35
Increase per share attributable to acquisition (3) . . .       .01
Adjusted net tangible book value per share
  after this offering. . . . . . . . . . . . . . . . . .                 $ .19
                                                                         -----
Dilution per share to new investors. . . . . . . . . . .                 $ .81
                                                                         =====

    The following table summarizes the relative investments of investors pursuant to this offering and the current shareholders of the Company:

                                  Common Shares                              Average
                                    Acquired          Total Consideration     Price
                               Number     Percent     Amount     Percent    Per Share
                               ------     -------     ------     -------    ---------
Current Stockholders        5,252,908(1)   44.1%   $12,309,029    65.6%       $2.34
Purchasers of Common
  Shares in the Offering    3,500,000(2)   29.4%   $ 3,500,000    18.7%       $1.00
Shares issued in connection
  with acquisitions         3,150,000(3)   26.5%   $ 2,942,500    15.7%       $ .93
                           ----------     ------   -----------   ------       -----
     Total                 11,902,908     100.0%   $18,751,529   100.0%
                           ----------     ------   -----------   ------
--------
(1)  Gives effect to certain transactions subsequent to June 30, 1998 as if they occurred on that date: the issuance of 1,560,000 shares with respect to the
     Private  Placement Notes,  297,479 shares for services rendered and 100,000 shares in exchange for outstanding related party debt.
(2)  Assumes  no  exercise  of  the  Underwriter's  over-allotment  option.  See
     "Underwriting".
(3)  Gives effect to the  issuance of 650,000  shares as partial payment for the acquisition of NYIC, 170,000 shares as partial payment for the acquisition of Jerry's, 1,500,000 shares to an unrelated third party as a finder's fee in connection with the acquisition of NYIC and Jerry's and 830,000  shares for services  rendered, which  issuances  will  occur  simultaneously with the  closing of this offering.

     If the over-allotment option is exercised in full, the new Common Stock investors will have paid $4,025,000 and will hold 4,025,000 shares of Common Stock, representing 20.9% of the total consideration and 32.4% of the total number of outstanding shares of Common Stock. See "Description of Securities" and "Underwriting".

                                 CAPITALIZATION

     The following table sets forth the cash and capitalization of the Company as of June 30 , 1998, proforma capitalization and the as adjusted capitalization which gives effect to the consummation of this offering as if it occurred on June 30, 1998. This table should be read in conjunction with the financial statements and related notes included elsewhere in this Prospectus.

                                                     June 30, 1998
                                                                      Pro Forma
                                         Actual      Pro Forma (1)    As Adjusted (2)
                                         ------      -------------    -----------

Cash and cash equivalents                 $  1,366      $321,366      $1,674,780
                                         =======================================
Accounts payable and accrued expenses     $684,140      $334,140      $  334,140
Notes payable to related parties           351,586       336,586         340,000
Notes payable (including private placement)520,243       750,243         380,243
Current portion - long-term debt              -            -             121,250
Accrued interest on notes                   51,325        51,325          51,325
                                       -----------------------------------------
Total short-term liabilities             1,607,294     1,472,294       1,226,958
                                       -----------------------------------------
Long-term notes payable                       -            -             363,750
                                       -----------------------------------------
Stockholders' equity (deficit):
  Preferred Stock $.01 par value;
      500,000 shares authorized, no
      shares issued or outstanding
      (actual, pro forma and pro forma
      as adjusted)
  Common Stock, $.001 par value;
      20,000,000 shares authorized,
      3,295,429 shares (actual),
      5,152,908 shares (pro forma)
      and 11,902,908 shares (pro forma
      as adjusted)                           3,295         5,152          11,902
  Additional paid-in capital            10,176,097    11,506,636      17,442,386
  Accumulated deficit                  (11,504,570)  (12,381,966)    (14,504,466)
                                       -----------------------------------------
  Total stockholders' equity (deficit)  (1,325,178)     (870,178)      2,949,822
                                       -----------------------------------------
  Total capitalization                 $   282,116   $   602,116     $ 4,540,530
                                       -----------------------------------------
(1) Includes  transactions  subsequent  to June 30, 1998 as if they  occurred on
    June 30, 1998.  Specifically,  the issuance of Private  Placement  Notes and related shares,  shares issued for services  rendered and the settlement and restructure of certain debt obligations.
(2) Reflects the sale of  3,500,000  shares of Common Stock by the Company at an assumed  offering  price of $1.00 per share and the  application  of the net proceeds as described in "Use of  Proceeds",  including the  acquisition  of
    NYIC and Jerry's.

                           PRICE RANGE OF COMMON STOCK

     The Company's Common Stock has traded on the OTC Bulletin Board under the symbol "MIKS" since July 31, 1997. The following table sets forth the high and low closing prices for the Common Stock for the periods indicated:


                                                   High        Low
                                                   ----        ---
     1998
     Fourth Quarter (through November 10) . .    1              5/8
     Third Quarter . . . . . . . . . . . . . .   1 5/32         5/8
     Second Quarter. . . . . . . . . . . . . .    2 5/8         3/4
     First Quarter . . . . . . . . . . . . . .    4 1/2       2 1/4

     1997
     Fourth Quarter. . . . . . . . . . . .      5 11/16      2 9/16
     Third Quarter . . . . . . . . . . . .     12             5 1/8

--------

     As of November 10, 1998, there were approximately 195 holders of record of the Common Stock. On November 10, 1998, the closing sales price of the Company's Common Stock was $.625 per share.


                                 DIVIDEND POLICY

    The Company has never declared or paid any cash dividends. The Company currently does not intend to pay cash dividends in the foreseeable future on the shares of Common Stock. Management intends to reinvest earnings, if any, in the development and expansion of the Company's business. Cash dividends, if any, that may be paid in the future to holders of shares of Common Stock will be payable when, as and if declared by the Board of Directors of the Company, based upon the Board's assessment of :

     -   the financial condition of the Company;
     -   its earnings;
     -   need for funds;
     -   capital requirements;
     -   prior claims of preferred  stock to the extent issued and  outstanding;
         and
     -   other factors, including any applicable laws.

    Therefore, there can be no assurance that any dividends on the Common Stock will ever be paid.

                             SELECTED FINANCIAL DATA


    The following selected financial information concerning the Company, other than the pro forma and the pro forma as adjusted balance sheet and statement of operations data, has been derived from the financial statements included elsewhere in this Prospectus and should be read in conjunction with such financial statements and the notes thereto. See "Financial Statements".

    The selected financial data should be read in conjunction with and is qualified in its entirety by, the Company's financial statements, related notes and other financial information included elsewhere in this Prospectus.


Statement of Operations Data:

                                   Fiscal Year Ended      Six Months Ended
                                     December 31,             June 30,
                                   1997        1996       1998        1997
                                   ----        ----       ----        ----

Net sales                      $  384,348  $2,392,258   $129,623  $  345,801
Net loss                       (4,502,645) (4,050,547)  (362,922) (3,498,476)
Loss per Common Share (1)      $    (1.69) $    (2.54)  $  (0.11) $    (1.59)
Weighted Average Common
  Shares Outstanding (1)        2,662,013   1,592,106  3,285,429   2,197,050

Balance Sheet Data:

                                          As of June 30, 1998
                                                                   Pro Forma
                                 Actual      Pro Forma (3)       As Adjusted (4)
                                 ------      -------------       ---------------

Total assets                     $282,116      $ 602,116          $ 4,540,530
Current liabilities (2)         1,607,294      1,472,294            1,226,958
Long-term liabilities net of
  current portion                                                     363,750
Stockholders' equity
  (deficit)                    (1,325,178)      (870,178)           2,949,822
-------
(1)  Does not  include  3,069,999  shares  of  Common  Stock  reserved  for issuance upon the exercise of  outstanding  stock options and warrants at a weighted average exercise price of $3.06 per share.
(2)  Reflects  the  repayment  of the  Private  Placement  Notes.  See  "Use  of
     Proceeds."
(3)  Includes certain  transactions  subsequent to June 30, 1998 as if they occurred on June 30, 1998. Specifically  included  are the issuance of private  placement  notes, shares issued for services rendered and the settlement and restructure of certain debt obligations.
(4)  Reflects the sale of  3,500,000  shares of Common Stock by the Company at an assumed  offering price of $1.00 per share,  after deducting the underwriting discount, estimated offering expenses and the application of the net proceeds as described in "Use of  Proceeds,"  including the acquisition of two ice cream distributors.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the historical financial statements of the Company included elsewhere in this Prospectus.

Results of Operations

Six Months Ended June 30, 1998 and June 30, 1997

     The Company's sales for the six months ended June 30, 1998 and 1997 were $129,623 and $345,801 respectively. The limited volume for the current year was primarily due to insufficient working capital and the limited usage of the Mike's Original brand. The Company plans to expand its sales by the acquisition of strategic distributors, primarily in the New York Metropolitan area. In June, 1998 the Company began selling Veryfine frozen juice bars under a license agreement with Veryfine.

     Gross profit for the six months ended June 30, 1998 was $(90,741) and $9,071 for the comparable six months ended June 30, 1997. The decrease and elimination of gross profit dollars is primarily attributable to the lack of sales due to limited operations and the limited usage of the Mike's Original brand. Remaining finished goods inventories were sold at significantly reduced prices in the second quarter.

     General and administrative expenses (G&A) for the six months ended June 30, 1998 and June 30, 1997 were approximately $358,800 and $1,512,200 respectively. The decrease was primarily due to a reduction in other professional fees including accounting ($640,000), legal expenses ($460,000) and salaries ($100,000).

     Selling, marketing and shipping expenses for the six months ended June 30, 1998 and June 30, 1997 were approximately $99,400 and $567,900 respectively. The sharp decline for the 1998 period was primarily from decreases in retail introductory programs, advertising, and in store promotions as a result of limited operations.

     Interest expense, net of interest income for the six months ended June 30, 1998 and June 30, 1997 were approximately $17,200 and $1,408,300 respectively. The reduction in the amount charged to profit and loss was created by the conversion of debt in 1997 to equity and the reduction of other interest bearing debt through the application of proceeds from the initial public offering.

     Net loss for the six months ended June 30, 1998 was $ 362,922 as compared to $3,498,476 for the comparable prior year period. The net loss in 1998 was offset by the forgiveness of debt by Michael Rosen (former President of the Company) and other related parties in the amount of $216,882. The net loss in 1997 was attributable to the high cost of debt prior to the initial public offering and the lack of volume.

Years Ended December 31, 1997 and December 31, 1996

        The Company's net sales for the years ended December 31, 1997 and 1996 were $384,348 and $2,392,258, respectively, a decrease of 84%. This decrease resulted from the initial fill of product into the distributor pipeline which occurred early in 1996, as well as the Company's limited capital in 1997, which limited capital has adversely impacted its ability to purchase product from its manufacturer to fill existing customer orders and has limited its ability to engage in marketing and advertising programs to promote additional sales. Net sales for 1997 were also adversely affected by the determination by Kraft to terminate its distributorship agreement with the Company. Net sales for 1997 was further reduced by approximately $129,000, representing net returns from this distributor.

     Gross (loss) profit for the year ended December 31, 1997 as compared to 1996 declined 107% to ($66,850) from $952,623, taking into account the return of product previously described. Gross profit as a percentage of sales (before the effect of the sales returns) for the year ended December 31, 1997 declined to a deficit of 17.4% of net sales compared to 39.8% for the year ended December 31, 1996. The decrease in gross profit dollars is primarily attributable to the decline in net sales and gross profit percentage. Gross profit as a percentage of net sales declined partly as a result of higher raw material costs associated with the manufacture of the Company's ice cream products, reduced selling prices to certain area retailers and the very limited volume.

     General and administrative expenses (G&A) for the years ended December 31, 1997 and December 31, 1996 were approximately $2,178,000 and $2,194,000 respectively. The major components of these expenses for the years ended
December 31, 1997 and December 31, 1996 were payroll and related taxes of $399,000 and $361,000, respectively, legal and accounting fees of $597,000 and $413,000, respectively (of which $450,000 was paid in Common Stock during calendar year 1997) and consulting fees of $948,000 and $1,178,000, respectively (of which $855,000 and $180,000, respectively was paid in Common Stock). The shares issued during the year ended December 31, 1997, though restricted securities, were valued by the Company at $1,311,000, based upon 25% discounts from the initial public offering ("IPO") price on transactions occurring prior to the IPO and the closing bid price on the date authorized for transactions occurring after the IPO.

     Selling and shipping expenses for the years ended December 31, 1997 and December 31, 1996 were approximately $724,000 and $2,597,000 respectively. The decline for the 1997 period was primarily from decreases in retail introductory programs from $602,000 to $131,000 and store and media price reduction coupons and media events from $983,000 to $314,000, as well as decreases in advertising programs with store chains from $305,000 to $64,000.

     Research and development costs for the year ended December 31, 1997 was $28,594 as compared to $70,632 for the year ended December 31, 1996. This decrease of $42,038 or 60% is a direct result of the limited capital available for such expenditures.

     Interest expense, net of interest income for the years ended December 31, 1997 and December 31, 1996 were approximately $1,506,000 and $142,000 respectively. $169,000 of the net interest cost for the year ended December 31, 1997 was attributable to the conversion of open accounts payable into interest-bearing accounts, and additional borrowings from related parties and other creditors. These additions to interest-bearing obligations began in mid 1996 and continued in 1997 until completion of the Company's IPO. The remainder of interest charges for the years December 31, 1997 and 1996 resulted from non-cash imputed interest charges of $1,327,000 and $15,000, respectively, primarily in connection with the issuance of Common Stock to the Company's manufacturer, and the issuance of convertible debt and/or warrants to lenders, including vendors. The imputed interest charges attributable to the shares issued and issuable to these various creditors in 1997 were charged to operations in the period the shares or convertible securities were initially issued. The shares, though restricted securities, were valued by the Company based upon a 25% discount from the IPO price.

     Net loss for the years December 31, 1997 and 1996 amounted to approximately $4,503,000 and $4,051,000, respectively. The primary reason for the net loss in 1997 was the lack of sales volume, the lack of cash flow through the date of the IPO and the high interest costs associated with the high debt levels prior to the IPO. The 1996 net loss was attributable to the high selling, general and administrative expenses combined with lower gross profits.

Seasonality

     The Company typically experiences more demand for its products during the summer than during the winter.

     The ice cream industry generally experiences its highest volume during the spring and summer months and the lowest volume in the winter months. In this regard, according to statistics published by the International Ice Cream Association, 35.5% of sales of novelty ice cream products and 29.5% of sales of packaged ice cream products were made during the third quarter (July -
September) of calendar 1996 while only 18.0% of sales of novelty ice cream products and 22.4% of sales of packaged ice cream were made during the first quarter (January - March) of calendar 1996.

Liquidity and Capital Resources

     The Company's cash requirements have been significantly exceeding its resources due to the limited operations of the Company. At June 30, 1998 the Company had a working capital deficit of $1,394,513. In addition, the cash balance of $1,366 and collection of receivables was anticipated to fund the Company until proceeds from the Private Placement were received. The Private Placement raised net proceeds of $355,000. It is anticipated that the proceeds of the Private Placement should sustain the Company until the completion of this offering. Upon the completion of this offering, the Company plans to consummate the acquisitions currently assigned to the Company and to seek out additional acquisitions to shift the Company's business to more of a distributorship rather than a manufacturer. These acquisitions and the proceeds of this offering are anticipated to generate sufficient cash flow to meet the Company's needs through 1999. See "Description of Securities - Private Placement," "Use of Proceeds" and "Business - Acquisitions of Distributors."

Impact of the Year 2000 on Information Systems

     The Year 2000 issue arises as the result of computer programs having been written, and systems having been designed, using two digits rather than four to define the applicable year. Consequently, such software has the potential to recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     The Company is not expected to be affected by Year 2000 as it does not rely on date-sensitive software or affected hardware. The Company's current accounting and other systems were purchased "off- the-shelf". The Company intends to timely update its accounting and other systems which are determined to be affected by Year 2000 by purchasing Year 2000 compliant software and hardware available from retail vendors at reasonable cost.

     The Company has not yet contacted other companies on whose services the Company depends to determine whether such companies' systems are Year 2000 compliant. If the systems of the Company or other companies on whose services the Company depends, including the Company's customers, are not Year 2000 compliant, there could be a material adverse effect on the Company's financial condition or results of operations.

                                    BUSINESS
General

     According to the International Ice Cream Association, ice cream was part of a $10.5 billion nationwide frozen dessert industry in 1995 and has wide appeal, with over 93% of households in the United States consuming these products. From its inception, the Company marketed, sold and distributed Mike's Original
Cheesecake Ice Cream, an all natural blend of ice cream with cheesecake ingredients. This product line was offered in a variety of flavors mainly to supermarkets and grocery stores and also, to a lesser extent, to convenience stores and food service outlets. Since March 1998, sales of Mike's ice cream have been nominal. In June 1998, the Company curtailed the sale of Mike's ice cream and began distributing Veryfine Frozen Juice Bars under an agreement with Veryfine.

     Management has changed the Company's operations from manufacturing, marketing and distributing its own line of ice cream products to marketing and distributing a variety of ice cream products and other frozen desserts. The frozen desserts which the Company will market and distribute include nationally known brands of super-premium ice cream products and may also include the
Company's ice cream products. Management intends to accomplish this plan by acquiring distribution companies concentrated in large metropolitan areas. These acquisitions are expected to provide the Company with new brands and customers, distribution expertise and an operations center that can absorb any future acquisitions. As part of this plan, the Company has recently acquired the rights to purchase the assets of New Yorker Ice Cream Corp. ("NYIC") and Jerry's Ice Cream Co., Inc ("Jerry's). NYIC and Jerry's provide full service distribution and marketing services of ice cream and frozen novelties including Haagen-Dazs, Good Humor, and Edy's. These companies had combined 1997 revenues of approximately $6,800,000. The Company intends to use part of the proceeds of this offering to purchase these assets.

     The Company was incorporated in New York in March 1993 and reincorporated in Delaware in May 1994. It maintains its principal offices at 366 N. Broadway, Jericho, New York 11753 and its telephone number is (516) 942-8068.

Agreement with Veryfine Products

     The Company has entered into a license agreement with Veryfine Products, Inc. effective April 1, 1998 for the sale of Veryfine Frozen Juice Bars. The agreement grants the Company's wholly-owned subsidiary, New Yorker Frozen Desserts, Inc., an exclusive license to manufacture and sell frozen juice bars in certain flavors, sizes and packaging for a two year period in the New York Metropolitan area, including Nassau, Suffolk, Westchester, Putnam and Rockland counties, and certain counties in New Jersey and in the State of Connecticut. The Company has the right to manufacture these products at facilities designated by the Company pursuant to quality assurance procedures established by Veryfine. These products have been manufactured in the Fieldbrook facility in Buffalo, New York and the Company has been selling these products since June 1998. The agreement further provides that the licensed products shall be the only branded frozen juice bar manufactured or sold by the Company.

Acquisition of Distributors

     The Company will be using a portion of the proceeds of this offering to purchase the assets of NYIC and Jerry's, two full service distributors and marketers of ice cream and frozen novelties. In July 1998, the Company was assigned all right, title and interest from Multi Venture Partners Ltd., a New York corporation to acquire the assets of NYIC and Jerry's. These agreements, which have since been amended, provide for an aggregate purchase price of approximately $2,500,000, of which

     -    $980,000  is  payable  in cash at  closing,  $820,000  is  payable  in
     -    restricted  Common  Stock at  closing,  $200,000  is payable  over six
     -    months at an 8% annual  interest  rate;  and  $485,000 is payable over
     -    four years at an 8% annual interest rate.

     Each agreement further provides: (i) for a price guarantee on the Common Stock issued at closing which is exercisable by the purchaser eighteen months from the closing date; and (ii) for the Company to have the right to call all or part of such Common Stock at any time during such eighteen month period, at the closing price of the Common Stock on the closing date of the acquisition.

     At closing Mr. Ted Ketsoglou and Mr. Gerald Schneider, the principals of NYIC and Jerry's, respectively, will become directors and officers of the Company and will be employed by the Company pursuant to written employment agreements. See "Management - Proposed Employment Agreements."

     Some of the products currently being distributed by NYIC and Jerry's are Haagen Dazs, Good Humor, Baskin Robbins, Snickers, Edy's, Veryfine Juice Bars and American Classics. NYIC and Jerry's own in the aggregate approximately 2,000 freezers which they have placed in approximately 1,500 locations throughout the New York Metropolitan area, including Connecticut and New Jersey. The institutions serviced by these companies include grocery stores, bodegas, restaurants, delicatessens, supermarkets, parks, beaches and airports. Their combined revenues for the year ended December 31, 1997 were approximately $6,800,000.

Principal Supplier

     For the year ended December 31, 1997 and for the six months ended June 30, 1998, approximately 30% of the combined revenues of NYIC and Jerry's were from the sale of Haagen-Dazs products. While these companies enjoy long term relationships with Haagen-Dazs, the loss of this company as a supplier could have a material adverse effect upon the business of NYIC and Jerry's.

Manufacturing

     The Company's products are presently manufactured by Fieldbrook Farms, an independent FDA approved facility located in Buffalo, New York, under a two-year exclusive manufacturing agreement expiring in March 1999. The manufacturing agreement, dated as of March 20, 1997, provides that Fieldbrook shall be the exclusive supplier of all products manufactured by Fieldbrook and distributed by the Company east of the Mississippi River for a period of two years.

     The products distributed by NYIC and Jerry's are manufactured either by the ice cream company themselves, ie Haagen Dazs, or by third party manufacturers, and sold to NYIC and Jerry's.

Distribution and Marketing

     The Company, through its officers, consultants and other representatives, currently markets the Mike's Original products on a limited basis to supermarkets, grocery stores, convenience stores and food service outlets. While the Company incurred substantial promotional expenses for freezer space in connection with entering new markets, maintaining existing markets, entering new retailers and maintaining shelf space in existing retailers, it has received no assurance that these retailers will continue to allocate freezer space for the Company's products even after the payment of these fees and, in fact, many supermarkets have discontinued selling the Company's products.

     NYIC and Jerry's employees primarily distributes their products to grocery stores, bodegas and restaurants in their own trucks. NYIC and Jerry's have placed their own freezers at these locations at no expense to the store owner. NYIC and Jerry's currently have placed approximately 2,000 freezers in approximately 1,500 locations in the New York City Metropolitan area.

Competition

     In the distribution of products, NYIC and Jerry's compete with many distributors in the New York City Metropolitan area, several of which have greater financial and other resources. In order to maintain and increase its market position, NYIC and Jerry's must maintain the condition of their freezers, effectively compete in the selling price of their products, and seek additional locations for freezers.

Government Regulation

     The Company is subject to regulation by various governmental agencies regarding the distribution and sale of food products, including the FDA and various state agencies. The Company believes that its marketing and distributing operations comply with all existing applicable laws and regulations.

     The Company cannot predict the impact of possible changes that may be required in response to future legislation, rules or inquiries made from time to time by governmental agencies. FDA regulations may, in certain circumstances, affect the ability of the Company, as well as others in the industry, to develop and market new products. However, the Company does not presently believe that existing applicable legislative and administrative rules and regulations will have a significant impact on its operations.

Trademarks and Patents

     The Company owns registered trademarks and service marks under the names "Mike's Original ", "GRAMWICH " and "Graham Cracker Delight ". The Company has common law trademarks for "Strawberry Fantasy ", "Chocolate Tidbits ", Sorbet Blends , Raspberry Romance and Lemon Lace . It also has filed a patent application on its formulated process to manufacture cheesecake ice cream.

     All trademarks and service marks appearing in this Prospectus that do not relate to the Company's products are the property of their respective holders.

Insurance

     The Company's business exposes it to potential liability which is inherent in the marketing and distribution of food products. The Company currently maintains $2,000,000 of product liability insurance. The Company also maintains $1,000,000 of general and personal injury insurance per occurrence and $5,000,000 in the aggregate. Any product liability judgement against the Company which is not covered by insurance could have a material adverse effect on the Company's business and prospects.

Employees

     The Company employs two persons, who serve in administrative capacities. NYIC and Jerry's employ an aggregate of approximately 30 persons, of whom approximately 5 are in executive and administrative operations and approximately 25 in warehouse, selling and distribution. None of the employees are represented by a labor union. The Company, NYIC and Jerry's consider their relationships with their employees to be satisfactory.

Seasonality

     The ice cream industry generally experiences its highest volume during the spring and summer months and the lowest volume in the winter months. In this regard, according to statistics published by the International Ice Cream Association, 35.5% of sales of novelty ice cream products and 29.5% of sales of packaged ice cream products were made during the third quarter (July -
September) of calendar 1996 while only 18.0% of sales of novelty ice cream products and 22.4% of sales of packaged ice cream were made during the first quarter (January - March) of calendar 1996.

Legal Matters

     J.W. Messner, Inc. v. Mike's Original, Inc. On May 22, 1997, the parties entered into a Stipulation of Settlement, wherein the Company agreed to pay J.
W. Messner the sum of $125,935.82, in three installments as follows: $40,000 on June 30, 1997; $42,967.91, plus accrued interest, on or before June 30, 1998; and $42,967.91, plus accrued interest, on or before December 31, 1998.

     Universal Folding Box Co., Inc. v. Mike Original, Inc., et al. On April 2, 1998, the Company was served with a complaint in an action pending in the Supreme Court of New York, Nassau County and seeks damages in the amount of $82,037, arising from the Company's alleged failure to pay for certain inventory purchased. The Company disputes the allegations of the complaint and intends to file to answer an answer and vigorously defend against the allegations raised in the compliant.

     Except as set forth above, the Company is not involved in any material pending legal proceedings.

                                   MANAGEMENT

Directors and Executive Officers

     The By-Laws of the Company provide for a Board of Directors of between three and nine members classified into three classes as nearly equal in number as possible, whose terms expire in successive years.

     The directors and executive officers of the Company are as follows:

           Name              Age         Position(s) with the Company
           ----              ---         ----------------------------

     Arthur G. Rosenberg      59         President and Director
     Marc P. Palker           46         Secretary
     Frederic D. Heller       60         Director
     Myron Levy               56         Director


     Arthur G. Rosenberg, Esq. has been a director of the Company since September 1995 and President since September 1, 1998. Mr. Rosenberg has been the Vice President of Acquisitions for The Associated Companies, a real estate developer, in Bethesda, Maryland since June 1987 and is a principal of Millennium Development Group, LLC, a real estate developer in Frederick, Maryland. Mr. Rosenberg is an attorney admitted to practice in the State of New York and has practiced law for over 30 years. Mr. Rosenberg is a director of Phar-mor Inc., which operates a chain of retail drug stores.

     Marc P. Palker has been a financial consultant to the Company since December, 1997 and Secretary of the Company since September 1, 1998. From January, 1997 to the present, Mr. Palker has been an independent financial consultant. From February, 1989 through December, 1996 Mr. Palker was Chief Financial Officer of Firetector Inc. a publicly owned business involved in the design, manufacture and service of life safety communications equipment. From 1994 through 1995, Mr. Palker served as National Vice President of the Institute of Management Accountants. Mr. Palker is a Certified Management Accountant.

     Frederic D. Heller was Vice President of Finance and director of the Company from January 1997 until November 14, 1997 when he resigned as an officer of the Company. Since November 1997, Mr. Heller has been Chief Financial Officer of J & W Management Corp., a commercial real estate management company. Mr. Heller is a CPA licensed in the State of New York for over the last ten years. Prior to joining the Company, from November 1994 through January 1997, he practiced as an independent financial consultant including rendering such services to the Company in that capacity from August 1996 to January 1997. From September 1992 through October 1994, Mr. Heller was Vice President of Finance and director of Vasomedical, Inc., formerly Future Medical Products, Inc., a publicly owned business involved in the merchandising of certain medical technology. From October 1990 through September 1992, Mr. Heller was president and chief operating officer of FDH Enterprises, Inc., a company rendering financial consulting services to business clients.

     Myron Levy has been a director of the Company since July 1997. Since June 1993, Mr. Levy has been President of Herley Industries, Inc., a publicly owned designer and manufacturer of flight instrumentation products. From May 1991 to June 1993, Mr. Levy served as Executive Vice President and Treasurer of Herley Industries, Inc. Mr. Levy also has been a director of Herley since 1992.

     The Company's Board of Directors is classified into three classes. The directors in each class serve for three-year terms. Arthur Rosenberg is a member of Class I which serves until the Company's 1998 Annual Meeting of Stockholders. Myron Levy is a member of Class II which serves until the Company's 1999 Annual Meeting of Stockholders. Frederic D. Heller is a member of Class III which serves until the Company's 2000 Annual Meeting of Stockholders. Directors who are not employees of the Company receive no cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. All members of the Board of Directors are eligible to participate in the Company's stock option plans. Each director attended or participated in at least 75% of the meetings of the Board of Directors during his tenure in fiscal 1997.

Executive Compensation

     The following table sets forth the cash and other compensation paid or accrued by the Company during the year ended December 31, 1997 and 1996 and the nine months ended December 31, 1995 to the Company's Chief Executive Officer. Michael Rosen ceased to be the Company's Chief Executive Officer effective in May 1998. No other executive officer earned over $100,000 in any fiscal year.


                                                                          Long Term
                               Annual Compensation                        Compensation
                                                                          Securities
Name and                                                Other Annual      Underlying      All  Other
Principal Position           Year    Salary     Bonus   Compensation(2)   Options       Compensation
------------------           ----    ------     -----   ---------------   ------------  ------------

Michael Rosen                1997   $ 98,083      -           -             50,000(3)        -
 Chairman of the Board,      1996    112,250(1)   -           -            200,000(3)        -
 President, Chief         9/30/95(4)  81,000(1)   -           -               -              -
 Executive Officer

(1) Does not include an aggregate of $89,565 of salary which was accrued and not paid to Mr. Rosen during the period from inception through September
      30, 1996, to which Mr. Rosen has waived all rights.
(2) The value of all perquisites provided to the Company's officers did not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.
(3) Represents ten-year options granted in May 1996 and September 1996 pursuant to the Company's 1995 Long Term Incentive Plan.
(4)   Represents the nine-month period ended December 31,1995.

Option/SAR Grants in Last Fiscal Year

     The following table sets forth all stock options granted to the executive officers named in the Executive Compensation table during the fiscal year ended December 31, 1997 and 1996.

                                        Individual Grants
                   ------------------------------------------------------------

                   Number of      % of Total
                   Securities     Options/SARS
                   Underlying     Granted to      Exercise or
                   Options/SARS   Employees in       Base         Expiration
Name               Granted (#)    Fiscal Year     Price ($/Sh)       Date
----               ------------   -------------   ------------    -----------

Michael Rosen        33,333          12.5%           $3.00      May 31, 2006 (1)
                    166,667          62.5%           $1.50      September 11, 2006 (2)
                     50,000          42.9%           $1.50      May 1, 2007(3)
------
(1) Represents ten year options granted in May 1996, pursuant to the Company's
    1995 Long Term Incentive Plan.  Options became fully vested on November 30,
    1996.
(2) Represents ten year options granted in September 1996, pursuant to the
    Company's 1995 Long Term Incentive  Plan.  Options became fully vested on
    March 12, 1997. Represents ten year options granted in May 1997 pursuant to the Company's 1995 Long Term Incentive Plan.  Options became fully vested on November 1, 1997.

Consulting Agreements

     In October 1998, the Company entered into a five-year consulting agreement with its President, Arthur G. Rosenberg which becomes effective upon the acquisition of NYIC and Jerry's, at which time Mr. Rosenberg will be resigning as President of the Company and continuing in his position as Chief Executive Officer. Mr. Rosenberg is to provide management, sales and marketing services to the Company for a monthly fee of $5,000.

     The Company has entered into a consulting agreement with Alma Management Corp. ("Alma"), as of November 1, 1996. Under this agreement, which is for a term ending October 31, 1998, Alma has agreed to cause its two principals (the "Principals"), to provide sales and marketing advisory and consulting services to the Company. Alma receives an annual consulting fee of $50,000 payable at the Company's option in either cash or Common Stock. In addition, Alma has received 30,000 shares of Common Stock and options to purchase 133,333 shares of Common Stock at an exercise price of $1.50 per share. One-third of the options vest on May 1, 1997, one-third six months thereafter and the balance vest on May 1, 1998. The Company may terminate the services of either Principal under the consulting agreement with Alma if such Principal cannot adequately perform his duties thereunder because of mental or physical disability, death or for "Just Cause" (as defined). The consulting agreement provides that if one of the Principals is terminated by the Company, the consulting fee paid to Alma will be reduced by one half and if both Principals are terminated by the Company, no further compensation will be paid to Alma. The consulting agreement restricts Alma and the Principals from engaging in competition with the Company for the term thereof and for one year thereafter and contains provisions protecting the Company's trade secrets and proprietary rights and information.

Proposed Employment Agreements

     Ted Ketsoglou has entered into a five year employment agreement, commencing on the closing of the NYIC acquisition, wherein he has agreed to serve as President of the Company. The term of the agreement may be extended for an additional five year period at the sole option of the Company. As compensation for his services, Mr. Ketsoglou is to receive $126,000 annually and an annual bonus equal to 2% of the Company's pretax profits. He is also to receive annual salary increments of 5% during the initial five year term and 10% thereafter. Upon the effectiveness of the agreement, the Company will be issuing to Mr. Ketsoglou 200,000 shares of its Common Stock, of which half shall vest on January 15, 1999 and half on January 15, 2000. His employment agreement also provides for the granting of certain options upon the closing of future acquisitions by the Company and for certain payments following death or disability. During the term of his employment, the Company has also represented that it will use reasonable efforts to cause the appointment or election of Mr. Ketsoglou to the Company's Board of Directors.

     Gerald Schneider has entered into a five year employment agreement, commencing on the closing of the Jerry's acquisition, wherein he has agreed to serve as Vice President of Sales of the Company. The term of the agreement may be extended for an additional five year period at the sole option of the Company. As compensation for his services, Mr. Schneider is to receive $115,500 annually and an annual bonus equal to 2% of the Company's pretax profits. He is also to receive annual salary increments of 5% during the initial five year term and 10% thereafter. Upon the effectiveness of the agreement, the Company will be issuing to Mr. Schneider 200,000 shares of its Common Stock on which half shall vest on January 15, 1999 and half on January 15, 2000. His employment agreement also provides for the granting of certain options upon the closing of future acquisitions by the Company and for certain payments following death or disability. During the term of his employment, the Company has also represented that it will use reasonable efforts to cause the appointment or election of Mr. Schneider to the Company's Board of Directors.

Stock Plans

     1995 Long Term Incentive Plan

     In August 1995, the Company adopted The Mike's Original, Inc. 1995 Long Term Incentive Plan (the "1995 Incentive Plan") in order to motivate qualified employees of the Company, to assist the Company in attracting employees and to align the interests of such persons with those of the Company's stockholders.

     The 1995 Incentive Plan provides for the grant of "incentive stock options" within the meaning of the Section 422 of the Internal Revenue Code of 1986, as amended, "non-qualified stock options," restricted stock, performance grants and other types of awards to officers, key employees, consultants and independent contractors of the Company and its affiliates.

     The 1995 Incentive Plan, which is administered by the Board of Directors, authorizes the issuance of a maximum of 433,333 shares of Common Stock. If any award under the 1995 Incentive Plan terminates, expires unexercised, or is canceled, the Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new awards. To date, the Company has granted an aggregate of 306,667 options to purchase Common Stock under the 1995 Incentive Plan, of which 250,000 options have been granted to Michael Rosen, the Company's former Chairman of the Board and Chief Executive

Officer. 33,333 of these options are exercisable for ten years from the date of grant at a price of $3.00 per share and 216,667 of these options are exercisable for ten years from the date of grant at a price of $1.50 per share. Another
56,667 options have been granted to Steven A. Cantor. Each of the options granted to Mr. Cantor are exercisable for a ten year term at a price of $1.50 per share. As of June 30, 1998, none of these options had been exercised.

     1996 Non-Qualified Stock Option Plan

     In October 1996, the Company's Board of Directors approved a 1996 Non-Qualified Stock Option Plan (the "Non-Qualified Plan") which covers 500,000 shares of the Company's Common Stock. The options become exercisable in installments as determined at the time of grant by the Board of Directors. As of the date of this registration statement, the Company had granted 478,332 options to purchase shares of Common Stock under the Non-Qualified Plan at an exercise price of $1.50 per share. Arthur G. Rosenberg, Martin Pilossoph and Myron Levy have been granted options to purchase 23,333 shares of Common Stock each at the exercise price of $1.50 per share pursuant to the Non-Qualified Plan. Frederic
D. Heller has been granted options to purchase 58,333 shares of Common Stock at the exercise price of $1.50 per share pursuant to the Non-Qualified Plan. Alma has been granted options to purchase 133,333 shares of Common Stock at an exercise price of $1.50 per share pursuant to the Non-Qualified Plan. Steven A. Cantor has been granted options to purchase 76,667 shares of Common Stock at an exercise price of $1.50 per share. As of June 30, 1998, none of these options had been exercised.

Personal Liability and Indemnification of Directors

     The Company's Certificate of Incorporation and By-laws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. The Company is unaware of any pending or threatened litigation against the Company or its directors that would result in any liability for which such director would seek indemnification or similar protection.

     Such indemnification provisions are intended to increase the protection provided directors and, thus, increase the Company's ability to attract and retain qualified persons to serve as directors. Because directors liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, the Company does not currently maintain a liability insurance policy for the benefit of its directors, although the Company may attempt to acquire such insurance in the future. The Company believes that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of companies, particularly of companies which intend to become public companies. The Company also believes that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors could result in overcautious and less effective direction and management of the Company. Although no directors have resigned or have threatened to resign as a result of the Company's failure to provide insurance or other indemnity protection from liability, it is uncertain whether the Company's directors would continue to serve in such capacities if improved protection from liability were not provided.

     The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its stockholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interests of the Company and those of the director) or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the Company.

     The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance. However, as mentioned above, the Company does not currently provide such insurance to its directors, and there is no guarantee that the Company will provide such insurance to its directors in the near future, although the Company may attempt to obtain such insurance.

     These provisions diminish the potential rights of action which might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under Delaware law and by affording indemnification against most damages and settlement amounts paid by a director of the Company in connection with any shareholders derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause the Company to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Also, because the Company does not presently have directors liability insurance and because there is no assurance that the Company will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, the Company may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions. If the Company is forced to bear the costs for indemnification, the value of the Company's stock may be adversely affected.

     The Company has entered into Indemnification Agreements with certain of its officers and directors. The Indemnification Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, (as defined) including amounts paid in settlement by or on behalf of an indemnitee thereunder.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that such indemnification, in the opinion of the Commission, is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of shares of voting stock of the Company, as of October 15, 1998, of (i) each person known by the Company to beneficially own 5% or more of the shares of outstanding Common Stock, based solely on filings with the Securities and Exchange Commission, (ii) each of the Company's executive officers and directors and (iii) all of the Company's executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by, the persons named as owners.

                               Amount and Nature
Name and Address  of               of Shares               Percentage
  Beneficial Owner             Beneficially Owned          Ownership
---------------------          -------------------         -----------

Steven A. Cantor (1)             283,333  (2)                 5.4%
Annette Cantor (1)               298,650                      5.8%
Arthur G. Rosenberg (1)           33,333  (3)                  *
Frederic D. Heller (1)           160,000  (4)                 3.1%
Myron Levy (1)                   125,833  (3)                 2.4%
All officers and directors
 as a group (3  persons)         319,166  (5)                 6.1%
----------
* less than one percent (1%) unless otherwise indicated.

(1)  The address for each of these persons is 366 N. Broadway, Jericho, NY 11753
(2) Includes options to purchase 56,667 shares of Common Stock granted under the 1995 Long-Term Incentive Plan and options to purchase 76,666 shares of Common Stock granted under the 1996 Non-Qualified Plan.
(3) Includes options to purchase 23,333 shares of Common Stock granted under the 1996 Non-Qualified Plan.
(4) Includes options to purchase 58,333 shares of Common Stock granted under the 1996 Non-Qualified Plan.
(5) Includes 104,999 shares issuable upon the exercise of options granted pursuant to the Company's stock option plans.

                              CERTAIN TRANSACTIONS

     In October 1998, the Company authorized the issuance of 475,000 shares of Common Stock to Arthur G. Rosenberg, which shares are issuable upon the closing of NYIC and Jerry's, in consideration for prior management services, and 85,000 shares were issued at such time to each of Myron Levy and Frederic D. Heller as directors' compensation.

     In August 1998, the Company issued 97,500 shares of Common Stock to Marc P. Palker in consideration for financial consulting services rendered for the Company through July 1998.

     In May 1998, the Company entered into a settlement and general release ("Settlement Agreement") with Michael Rosen, its then Chairman of the Board and President, Rachelle Rosen, its then Secretary and Treasurer, Martin Pilossoph, the father of Rachelle Rosen and father-in-law of Michael Rosen and then a director and Elizabeth Pilossoph, the mother of Rachelle Rosen and mother-in-law of Michael Rosen. Pursuant to the terms of the Settlement Agreement, (i) Michael Rosen, Rachelle Rosen and Martin Pilossoph voluntarily resigned as officers and directors of the Company, (ii) the employment agreements of each of Michael Rosen and Rachelle Rosen were terminated, (iii) the Company agreed to repay certain outstanding indebtedness to each of Michael Rosen and Elizabeth Pilossoph and (iv)each of the Company on the one hand, and the Rosens and Pilossophs on the other hand, gave the other a general release.

     In April 1997,  the Company issued 150,000 shares of Common Stock to Steven
A. Cantor as consideration for the termination of his three year consulting agreement providing for payments of $125,000 annually, which would have commenced on the Company's initial public offering.

     In October 1996, the Company issued 16,667 shares of Common Stock to Frederic D. Heller, the Company's former Vice President-Finance, Treasurer and a director, as payment for services rendered during the year ended December 31, 1996. These shares were valued at $3.00 per share, the estimated fair market value of the Common Stock at the date of issuance.

     On August 28, 1996, Michael Rosen was issued a promissory note in the principal amount of $206,250. The funds that Mr. Rosen loaned the Company were the proceeds of a sale by Mr. Rosen to investors of 183,333 shares of his Common Stock at a price of $1.12 per share. This loan bears interest at a rate of 8% and initially was payable the earlier of (i) thirteen (13) months from the date of the loan, or (ii) the date the Company successfully consummates an initial public offering of securities of the Company, but only to the extent that the over-allotment option is exercised in such offering and only from the proceeds received by the Company from the exercise of the over-allotment option. In
September 1996, the maturity date of this promissory note was revised to September 30, 1998. In addition, the revised promissory note provides that one-half of the outstanding principal amount of the note will be paid with accrued interest thereon in the event the Company successfully consummates an initial public offering of securities of the Company, but only to the extent that the over-allotment option was exercised in such offering and only from the proceeds received by the Company from the exercise of the over-allotment option. This loan was part of the May 1998 settlement agreement with Mr. Rosen.

     In August, September and October 1996, the Company received three loans from Steven A. Cantor aggregating $253,750. A portion of the funds that this stockholder loaned the Company was a result of the stockholder selling shares of his Common Stock to an investor. In August 1996, this stockholder sold 38,889 shares of his Common Stock at a price of $1.12 per share. In September 1996, this stockholder sold 23,333 shares of his Common Stock at a price of $1.50 per share. These loans, which were consolidated into one note in September 1997, bear interest at a rate of 8% and are payable the earlier of (i) June 1, 1997, or (ii) with respect to $123,750 of the principal amount, the date the Company successfully consummates an initial public offering of securities of the Company, but only to the extent that either the over-allotment option is exercised in such offering or within ninety (90) days after the underwriter elects not to exercise the over-allotment option. This loan was repaid in 1997.

     As a general rule, all transactions among the Company and its officers, directors or stockholders have been, and in the future will be, made on terms no less favorable to the Company than those available from unaffiliated parties.

                              SELLING STOCKHOLDERS

     This Prospectus will also be used for the offering of additional shares of Common Stock owned by persons who have participated in a recent private offering of the Company's securities (the "Selling Stockholders"). Except for 342,136 shares owned by the Selling Stockholders, the Selling Stockholders have agreed that the remaining shares of Common Stock owned by them which are registered for resale hereunder may not be sold for sixty (60) days from the date of this Prospectus without the prior written consent of the Representative. The Company will not receive any proceeds from such sales. The Representative may release such restriction at any time after completion of this offering, although there are no understandings or arrangements in this regard. The resale of the securities by the Selling Stockholders is subject to Prospectus delivery and other requirements of the Securities Act.

     The Shares are being offered by the following persons in the amounts set forth below:


                                Beneficial Ownership    Number of Shares    Beneficial Ownership
      Stockholder                Prior to Offering          Offered            After Offering
      -----------              ---------------------   -----------------   ---------------------
Arthur & Janet Wolfman                  -                  200,000                   -
Barney & Madeline Shapiro               -                  100,000                   -
David Lieberman                      178,577                80,000                98,577
Vosavu Pty, Ltd.                     163,559                80,000                83,559
Nader D. Rashti                         -                  200,000                   -
Sean Desmond                            -                  100,000                   -
Gary L. Spieler                         -                  200,000                   -
Shawn Campbell                          -                  400,000                   -
Ted & Phyllis Cohen                     -                  100,000                   -
Barry Gerston                           -                  100,000                   -

                            DESCRIPTION OF SECURITIES

Capital Stock

     The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, $.001 par value per share and 500,000 shares of Preferred Stock, $.01 par value per share.

     Common Stock

     Holders of the Common Stock do not have subscription, redemption, conversion or preemptive rights. The shares of Common Stock sold by the Company in this offering will be, when issued and paid for, fully paid and non-assessable. Each share of Common Stock is entitled to participate pro rata in distribution upon liquidation, subject to the rights of holders of Preferred Stock, and to one vote on all matters submitted to a vote of stockholders. The holders of Common Stock may receive cash dividends as declared by the Board of Directors out of funds legally available therefor, subject to the rights of any holders of Preferred Stock. Holders of the Common Stock are entitled to elect all directors. The Company's Board consists of three classes each of which serves for a term of three years. At each annual meeting of the stockholders the directors in only one class will be elected. The holders of the Common Stock do not have cumulative voting rights, which means that the holders of more than half of the shares voting for the election of a class of directors can elect all of the directors of such class and in such event the holders of the remaining shares will not be able to elect any of such directors.

     Preferred Stock

     The Company's certificate of incorporation, as amended, authorizes the issuance of up to 500,000 shares of preferred stock, par value $.01 per share.

     The issuance of additional Series A Preferred Stock or Preferred Stock by the Board of Directors could adversely affect the rights of holders of shares of Common Stock by, among other things, establishing preferential dividends, liquidation rights or voting power. The issuance of Series A Preferred Stock or Preferred Stock could be used to discourage or prevent efforts to acquire control of the Company through the acquisition of shares of Common Stock.

Warrants

     Class A Warrants were issued in connection with the Company's July 31, 1997 initial public offering. The following summary of the provisions of the Warrants.

     Each Warrant entitles the registered holder thereof to purchase one share of Common Stock (subject to certain adjustments) through June 30, 2000, at a price of $5.00 per share. A holder of Warrants may exercise such Warrants by surrendering the certificate evidencing such Warrants to the Company, together with the form of election to purchase on the reverse side of such certificate properly completed and executed and the payment of the exercise price and any transfer tax. If less than all of the Warrants evidenced by a Warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants.

     For a holder to exercise the Warrants, there must current registration statement on file with the United States Securities and Exchange Commission and various state securities commissions. The Company will be required to file post-effective amendments to the registration statement when events require such amendments. While it is the Company's intention to file post-effective amendments when necessary, there is no assurance that the registration statement will be kept effective. If the registration statement is not kept current for any reason, the Warrants will not be exercisable, and holders thereof may be deprived of value. Moreover, if the shares of Common Stock underlying the Warrants are not registered or qualified for sale in the state in which a Warrant holder resides, such holder might not be permitted to exercise the Warrants. If the Company is unable to qualify the Common Stock underlying such Warrants for sale in certain states, holders of the Company's Warrants in those states will have no choice but to either sell such Warrants or allow them to expire.

     The Company has authorized and reserved for issuance a number of underlying shares of Common Stock sufficient to provide for the exercise of the Warrants. When issued, each share of Common Stock will be fully paid and nonassessable.

     Warrant holders do not have any voting or other rights as shareholders of the Company unless and until Warrants are exercised and shares issued pursuant thereto.

     The exercise price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment in the event of a stock dividend, recapitalization, merger, consolidation or certain other events.

     Redemption Rights. Any or all of the Class A Warrants may be redeemed by the Company at a price of $.01 per warrant, upon the giving of not less than thirty (30) days' nor more than sixty (60) days' written notice at any time, provided that the average closing bid price of the Common Stock for twenty (20) consecutive trading days ending three (3) days of the notice of redemption has equaled or exceeded $10.00 per share. The right to purchase the Common Stock represented by the Class A Warrants so called for redemption will be forfeited unless the Class A Warrants are exercised prior to the date specified in the foregoing notice of redemption.

     Adjustments. The exercise price and the number of shares of Common Stock issuable upon the exercise of each Class A Warrant are subject to adjustment in the event of a stock dividend, recapitalization, merger, consolidation or certain other events.

     For the life of the Class A Warrants, the holders thereof are given the opportunity, at nominal cost, to profit from a rise in the market price of the Common Stock of the Company. The exercise of the Class A Warrants will result in the dilution of the then book value of the Common Stock of the Company held by the public investors and would result in a dilution of their percentage ownership of the Company. The terms upon which the Company may obtain additional capital may be adversely affected through the period that the Class A Warrants remain exercisable. the holders of these Class A Warrants may be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain equity capital on terms more favorable than those provided for by the Class A Warrants.

Private Placement

     From July through August 1998, the Company issued an aggregate of 7.8 Private Placement Units, each Private Placement Unit consisting of a $50,000 principal amount of Private Placement Notes and 200,000 Private Placement Shares. The proceeds from the sale of the Private Placement Units were used primarily to fund working capital and general corporate purposes until such time as the Company uses the proceed from this offering to acquire the assets of NYIC and Jerry's, although a portion of the proceeds from the sale of the Private Placement Units was used to repay certain indebtedness. The Company has registered under the registration statement of which this Prospectus forms a part all of the 1,560,000 Private Placement Shares included in the Private Placement Units. The Private Placement Shares are not transferable until the earlier of sixty (60) days following the date of this Prospectus or at such earlier date as may be permitted by the Representative. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Underwriting".

     The Private Placement Notes bear interest at a rate equal to 12% per annum, payable at maturity. The Private Placement Notes mature on the earlier of (i) December 1, 1999, or (ii) the closing date of this offering; provided, that the maturity of the Private Placement Notes will be accelerated upon an Event of Default (as defined therein).

     The purchasers of the Private Placement Units also received 4 shares of Common Stock for each $1,000 principal amount of Private Placement Units purchased. These shares of Common Stock are registered for resale hereunder and also have piggyback registration rights with respect to all other registration statements filed by the Company with the SEC (other than on forms S-4 or S-8), subject to customary underwriter's or board of director's rights to limit such participation. However, all holders of Private Placement Shares are prohibited from selling these Private Placement Shares for sixty (60) days after the date of this Prospectus, subject to the prior consent of the Representative.

Certain Provisions of the Certificate of Incorporation

     The Company's Certificate of Incorporation contains certain provisions which may be deemed to be "anti-takeover" in nature in that such provisions may deter, discourage or make more difficult the assumption of control of the Company by another entity or person. In addition to the ability to issue Preferred Stock, these provisions are as follows:

     A vote of 66-2/3% of the stockholders is required by the Certificate of Incorporation in order to approve certain transactions including mergers and sales or transfers of all or substantially all of the assets of the Company.

     The Company's Certificate of Incorporation also provides that the members of the Board of Directors of the Company have been classified into three classes. The term of each class will run for three years and expire at successive annual meetings of stockholders. Accordingly, it is expected that it would take a minimum of two annual meetings of stockholders to change a majority of the Board of Directors.

     The Delaware General Corporation Law further contains certain anti-takeover provisions. Section 203 of the Delaware General Corporation Law provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person who owns 15% or more of the corporation's outstanding voting stock (an "interested stockholder") for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, the Company will have 11,942,908 shares of Common Stock outstanding 12,467,908 shares if the Representative's over-allotment option is exercised in full). Of these shares, the 3,500,000 shares sold in this offering (4,025,000 shares if the Representative's over-allotment option is exercised in full) will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company) which will be subject to the limitations of Rule 144 adopted under the Securities Act. Another 1,560,000 shares are registered under the registration statement of which this Prospectus forms a part and are freely saleable under the Securities Act, but may not be transferred for sixty (60) days from the date of this Prospectus or at such earlier date as may be permitted by the Representative. All of the remaining shares are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act.

     In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (i) 1% of the total number of outstanding shares of the same class or
(ii) the average weekly trading volume of the Company's Common Stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

     Pursuant to the terms of the Underwriting Agreement, certain Selling Stockholders owning an aggregate of 1,560,000 shares of Common Stock have agreed not to sell such shares for a period of sixty (60) days following the date of this Prospectus without the prior written consent of the Representative. The sale of any substantial number of these shares in the public market could adversely affect prevailing market prices following the offering.

     No predictions can be made as to the effect, if any, that sales of shares under Rule 144 or otherwise or the availability of shares for sale will have on the market, if any, prevailing from time to time. Sales of substantial amounts of the Common Stock pursuant to Rule 144 or otherwise may adversely affect the market price of the Common Stock or the Warrants offered hereby.

Transfer Agent

     The transfer agent and registrar for the Company's Common Stock is American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.


                                  UNDERWRITING

     Subject to the terms and conditions contained in the underwriting agreement between the Company and the Underwriters named below, for which Millennium Securities Corp. is acting as Representative (a copy of which agreement is filed as an exhibit to the Registration Statement of which this Prospectus forms a part), the Company has agreed to sell to each of the Underwriters named below, and each of such Underwriters has severally agreed to purchase the number of shares of Common Stock set forth opposite its name. All 3,500,000 shares of Common Stock offered must be purchased by the several Underwriters if any are purchased. The shares of Common Stock are being offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel and to certain other conditions.

                                              Number
Underwriter                                  of Shares
-----------                                  ----------
Millennium Securities Corp.










        Total..............................

     The Underwriter proposes to offer the shares of Common Stock directly to the public at the offering price set forth on the cover page of this Prospectus and at such price less a concession of not in excess of $ per share to certain securities dealers, of which a concession of not in excess of $ per share may be reallowed to certain other securities dealers. After this offering, the public offering price, allowances, concessions and other selling terms may be changed by the Representative.

     The Underwriting Agreement provides that the obligations of the Underwriter to purchase Common Stock are subject to certain conditions, including that if any of the Common Stock is purchased by the Underwriter pursuant to the Underwriting Agreement, such shares must be so purchased.

     The Company has granted options to the Underwriter, exercisable within 30 days after the date of this Prospectus, to purchase from the Company and such Selling Stockholders up to an aggregate of 525,000 additional shares of Common Stock to cover over-allotments, if any, at the public offering price less the underwriting discount set forth on the cover page of this Prospectus. The Company will be obligated, pursuant to the over-allotment option, to sell shares of Common Stock to the Underwriter to the extent such over-allotment option is exercised.

     Certain of the Company's officers, directors and significant stockholders have agreed that they will not, without the prior written consent of Millennium Securities Corp., offer, sell or dispose of any shares of Common Stock or securities exchangeable or convertible into shares of Common Stock until 90 days after this offering. Subject to certain limitations, the Company has also agreed that it will not, without consent of Millennium Securities Corp. , offer, sell or dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock until 90 days after this offering (except for (i) shares issued pursuant to stock options outstanding on the date hereof and (ii) stock options issued pursuant to employee benefit or incentive compensation plans in effect on the date hereof).

     The Company and the Selling Stockholders have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to certain payments that the Underwriter may be required to make in respect thereof.

         The Representatives do not intend to confirm sales of the Common Stock to any account over which they exercise discretionary authority. The Representatives may engage in transactions that stabilize, maintain, or otherwise effect the price of the common stock, including over-allotment and other stabilizing transactions.

     This section is not a complete statement of the terms and conditions of the Underwriting Agreement and related documents, copies of which are on file at the offices of the Representative, the Company and the Commission, and forms of which have been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Representative  has informed the Company that the  Representative  does
not  intend  to  confirm   sales  to  any  accounts   over  which  it  exercises
discretionary authority.

     In connection with the Private Placement, the Company paid Millennium Securities Corp., one of the underwriters, as Placement Agent, 3% of the gross proceeds of the entire offering as a non-accountable expense allowance and a 10% commission on the sales of the Second Private Placement Units.

                                  LEGAL MATTERS

     The validity of the issuance of the securities offered hereby will be passed upon for the Company by the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., Jericho, New York. The law firm of Beckman & Millman, P.C., New York, New York will pass on certain aspects of this offering on behalf of the Representative. Employees of Blau, Kramer, Wactlar & Lieberman, P. C. own an aggregate of 228,507 shares of Common Stock, 80,000 of which are registered for resale hereunder, and options to purchase 73,333 shares of Common Stock at $1.50 per share issued under the 1996 Non-Qualified Stock Option Plan.

                                     EXPERTS

     Grant Thornton LLP served as the Company's independent auditors for the nine month period ended December 31, 1995, and the year ended December 31, 1996. On September 10, 1997, the Company received a letter from Grant Thornton LLP in which they advised the Company in writing that they had resigned as the Company's independent auditors.

     On January 15, 1998, with the approval of the Company's Board of Directors, the Company retained Lazar Levine & Felix LLP as its independent accountants for the year ending December 31, 1997.


                      WHERE TO FIND ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto. For further information with respect to the Company and the shares of Common Stock offered by this Prospectus, reference is made to such Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement for a full statement of the provisions thereof; each such statement contained herein is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained at the office of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at Suite 788, 1375 Peachtree St.,N.E., Atlanta, Georgia 30367; Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60621-2511; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates, and from the Securities and Exchange Commission's Web site at the address http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

     (1) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.

     (2) The Company's Quarterly Report on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998.

     (3) The description of the class of securities to be offered which is contained in Registration Statements filed under Section 12 of the Securities and Exchange Act of 1934 (Registration No. 333-21575), including any amendments or reports filed for the purpose of updating such descriptions.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering of Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (except for exhibits thereto unless specifically incorporated by reference therein). Requests for such copies should be directed to the Secretary, Mike's Original, Inc., 366 N. Broadway, Jericho, New York 11753.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
- Pro Forma Financial Statements:
    Mike's Original, Inc.
     Introduction to Pro Forma Financial  Statements                        F-2
     Pro Forma Balance Sheet as of June 30, 1998                            F-3
     Pro Forma  Statement of Operations Six Months Ended June 30, 1998      F-4
     Pro Forma Statement of Operations Year Ended December 31, 1997         F-5
     Notes to Pro Forma Financial Statements                                F-6

- Historical Interim Financial Statements:
    Mike's Original, Inc. Financial Statements - June 30, 1998
     Balance Sheet                                                          F-7
     Statements of Operations                                               F-8
     Statements of Cash Flows                                               F-10
     Notes to Financial Statements                                          F-12

    New Yorker Ice Cream Corp. Financial Statements - June 30, 1998
     Report of Independent Certified Public Accountants                     F-14
     Balance Sheet                                                          F-15
     Statements of Operations                                               F-16
     Statements of Cash Flows                                               F-17

    Jerry's Ice Cream, Inc. Financial Statements - June 30, 1998
     Report of Independent Certified Public Accountants                     F-18
     Balance Sheet                                                          F-19
     Statements of Operations                                               F-20
     Statements of Cash Flows                                               F-21

- Historical Year End Financial Statements:
    Mike's Original, Inc. Financial Statements - December 31, 1997
    Report of Independent Certified Public Accountants - Current Auditor    F-22
    Report of Independent Certified Public Accountants - Prior Auditor      F-23
    Financial Statements:
     Balance Sheets                                                         F-24
     Statements of Operations                                               F-25
     Statement of Changes in Stockholders' Deficit                          F-26
     Statements of Cash Flows                                               F-27
     Notes to Financial Statements                                          F-29

    New Yorker Ice Cream Corp. Financial Statements - December 31, 1997
     Report of Independent Certified Public Accountants                     F-47
     Balance Sheet                                                          F-48
     Statements of Operations                                               F-49
     Statements of Stockholders' Equity                                     F-50
     Statements of Cash Flows                                               F-51
     Notes to Financial Statements                                          F-52

    Jerry's Ice Cream, Inc. Financial Statements - December 31, 1997
     Report of Independent Certified Public Accountants                     F-56
     Balance Sheet                                                          F-57
     Statements of Operations                                               F-58
     Statements of Cash Flows                                               F-59
     Notes to Financial Statements                                          F-60

                              MIKE'S ORIGINAL, INC.
                 INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS
                                   (UNAUDITED)

      The following unaudited pro forma financial statements have been prepared based upon certain pro forma adjustments to the historical financial statements of Mike's Original, Inc., set forth elsewhere in this prospectus. The pro forma financial statements should be read in conjunction with the notes thereto and the historical financial statements of the Company.

      The accompanying pro forma balance sheet has been presented as if the transactions described below occurred at the Company's balance sheet date. The accompanying pro forma statements of operations have been prepared as if the transactions occurred at the beginning of the year ended December 31, 1997 and six months ended June 30, 1998. These pro forma financial statements do not purport to be indicative of the results which would actually have been obtained had the pro forma transactions been completed as of the beginning of the year ended December 31, 1997 and the six months ended June 30, 1998.

      The pro forma transactions (see notes to pro forma financial statements) are as follows:

      - Private Placement Notes in the amount of $390,000 ($355,000 net of commissions) and the issuance of 1,560,000 shares of the Company's Common Stock.

      -     The restructure of certain of the Company's debt.

      -     The issuance of shares in exchange for services rendered

      -     The sale of 3,500,000 shares of the Company's Common Stock

      -     The acquisition of two ice cream distributors

                              MIKE'S ORIGINAL, INC.
                             PRO FORMA BALANCE SHEET
                                  JUNE 30, 1998
                                   (UNAUDITED)

                                                                                        Adjustments
                                                         As Reported           -----------------------------           Pro Forma
                                                        June 30, 1998            Debit              Credit           June 30, 1998
                                                        -------------            -----              ------           -------------
ASSETS

Current Assets:
     Cash                                                $      1,366          $  320,000(1)      $1,070,000(5)      $  1,674,780
                                                                                2,423,414(4)
     Accounts Receivable                                       65,398                                                      65,398
     Inventories                                               89,332             100,000(5)                              189,332
     Prepaid expenses and other current assets                 56,685                                                      56,685
                                                         ------------          ----------         ----------         ------------

Total current assets                                          212,781           2,843,414          1,080,000            1,986,195

Fixed assets                                                    3,114           1,849,675(5)                            1,852,789

Intangible assets                                               2,221             698,325(5)                              700,546
Other assets                                                   64,000                                 63,000(5)             1,000

                                                         ------------          ----------         ----------         ------------
TOTAL ASSETS                                             $    282,116          $5,391,414         $1,133,000         $  4,540,530
                                                         ============          ==========         ==========         ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Notes payable - related parties                     $    351,586          $   15,000(1)      $  200,000(5)      $    340,000
                                                                                   96,586(4)
                                                                                  100,000(2)
     Accounts payable and accrued expenses                    684,140             350,000(2)                              334,140
     Accrued interest-related party notes                      51,325                                                      51,325
     Current portion long-term debt                           520,243             370,000(4)         380,000(1)           501,493
                                                                                  140,000(2)         121,250(5)
                                                         ------------          ----------         ----------         ------------

Total current liabilities                                   1,607,294           1,071,586            701,250            1,226,958

Notes payable - acquisition                                                                          363,750(5)           363,750

                                                         ------------          ----------         ----------         ------------
Total liabilities                                           1,607,294           1,071,586          1,065,000            1,590,708
                                                         ------------          ----------         ----------         ------------

Stockholders' equity (deficit):
     Common stock                                               3,295                                  1,560(1)            11,902
                                                                                                       3,500(4)
                                                                                                         100(2)
                                                                                                       2,320(5)
                                                                                                       1,127(3)

     Additional paid-in capital                            10,176,097                              1,133,440(1)        17,442,386
                                                                                                   2,896,500(4)
                                                                                                      99,900(2)
                                                                                                   2,317,680(5)
                                                                                                     818,769(3)

     Accumulated deficit                                  (11,504,570)          1,170,000(1)         490,000(2)       (14,504,466)
                                                                                1,500,000(5)
                                                                                  819,896(3)
                                                         ------------          ----------         ----------         ------------

Total stockholders' equity (deficit)                       (1,325,178)          3,489,896          7,764,896            2,949,822
                                                         ------------          ----------         ----------         ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)     $    282,116          $4,561,482         $8,819,896         $  4,540,530
                                                         ============          ==========         ==========         ============

                              MIKE'S ORIGINAL, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1998
                                   (UNAUDITED)

                                                                                   Adjustments
                                                    As Reported          ------------------------------          Pro Forma
                                                   June 30, 1998           Debit               Credit          June 30, 1998
                                                   -------------           -----               ------          -------------
Sales, net                                          $   129,623                              $2,949,667(5)      $ 3,079,290

Cost of sales                                           220,364            2,633,275(5)                           2,945,639
                                                                              92,000(6)
                                                    -----------          -----------         ----------         -----------

Gross profit                                            (90,741)           2,725,275          2,949,667             133,651
                                                    -----------          -----------         ----------         -----------

Operating expenses
   Selling, marketing and shipping                       99,376                                                      99,376
   Research & development                                13,754                                                      13,754
   General and administrative                           358,757              283,899(5)         117,000(6)        2,892,252
                                                                              46,700(6)
                                                                           1,500,000(5)
                                                                             819,896(3)
                                                    -----------          -----------         ----------         -----------

Total operating expenses                                471,887            2,650,495            117,000           3,005,382
                                                    -----------          -----------         ----------         -----------

Loss from operation                                    (562,628)           5,375,770          3,066,667          (2,871,731)

Interest expense (net)                                   17,176                7,838(5)                           1,195,014
                                                                           1,170,000(1)
                                                    -----------          -----------         ----------         -----------

Net loss before extraordinary item                     (579,804)           6,553,608          3,066,667          (4,066,745)

Extraordinary item - forgiveness of debt               216,882                                 490,000(2)          706,882
                                                    -----------          -----------         ----------         -----------

Net loss                                            $  (362,922)         $ 6,553,608         $3,556,667         $(3,359,863)
                                                    ===========          ===========         ==========         ===========

Weighted average common shares outstanding            3,285,429                                                  11,902,908
                                                    ===========          ===========         ==========         ===========

Basic loss per share before extraordinary item      $     (0.17)                                                $     (0.34)

Basic loss per share from extraordinary item               0.06                                                        0.06
                                                    -----------                                                 -----------

Basic loss per share                                $     (0.11)                                                $     (0.28)
                                                    ===========                                                 ===========

                              MIKE'S ORIGINAL, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)

                                                                                    Adjustments
                                                    As Reported          -------------------------------          Pro Forma
                                                  December 31, 1997        Debit                Credit        December 31, 1997
                                                  -----------------        -----                ------        -----------------
Sales, net                                          $   384,348                              $6,790,641(5)      $  7,174,989

Cost of sales                                           451,198          $  6,132,604(5)                             6,767,802
                                                                              184,000(6)

                                                    -----------          -----------          ----------         ------------
Gross profit                                            (66,850)          (6,316,604)          6,790,641              407,187
                                                    -----------          -----------          ----------         ------------

Operating expenses
   Selling, marketing and shipping                      723,861                                                       723,861
   Research & development                             2,177,698                                                     2,177,698
   General and administrative                            28,594              554,823(5)          256,127(6)         2,740,586
                                                                              93,400(6)
                                                                           1,500,000(5)
                                                                             819,896(3)
                                                    -----------          -----------          ----------         ------------

Total operating expenses                              2,930,153            2,968,119             256,127            5,642,145
                                                    -----------          -----------          ----------         ------------

Loss from operation                                  (2,997,003)          (9,284,723)          7,046,768           (5,234,958)

Interest expense (net)                                1,505,642               25,084(5)                             2,700,726
                                                                           1,170,000(1)
                                                    -----------          -----------          ----------         ------------

Net loss before extraordinary item                   (4,502,645)          (8,139,807)          7,046,768           (7,935,684)

Extraordinary item - forgiveness of debt                                                         490,000(2)           490,000
                                                    -----------          -----------          ----------         ------------

Net loss                                            $(4,502,645)         $(8,139,807)         $7,536,768         $ (7,445,684)
                                                    ===========          ===========          ==========         ============

Weighted average common shares outstanding            2,662,013                                                    11,902,908
                                                    ===========          ===========          ==========         ============

Basic loss per share before extraordinary item      $     (1.69)                                                 $      (0.67)

Basic loss per share from extraordinary item                                                                             0.04
                                                    -----------                                                  ------------

Basic loss per share                                $     (1.69)                                                 $      (0.63)
                                                    ===========                                                  ============

                              MIKE'S ORIGINAL, INC.
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                               AS OF JUNE 30, 1998
                                   (UNAUDITED)

(1) Commencing July, 1998, the Company sold 7.8 units of Private Placement Notes consisting of $50,000 12% debt and 200,000 shares of the Company's Common Stock. This resulted in net proceeds of $355,000 and 1,560,000 common shares issued. These notes must be repaid from the proceeds of the offering.

(2) The Company is offering 3,500,000 shares of its Common Stock at an assumed price of $1.00 per share with estimated net proceeds of $2,900,000.

(3) The Company has and will restructure certain debt which includes (i) conversion of related party notes in the amount of $100,000 to common stock;(ii) forgiveness of trade notes payable of $140,000; and (iii) settlement and reduction of accounts payable in the amount of $350,000.

(4) The Company has acquired the rights to acquire assets of New Yorker Ice Cream Corp. and Jerry's Ice Cream, Inc. in exchange for $1,030,000 in cash, $200,000 8% notes payable in six months, assumption of debt of $485,000 payable at 8% over four years and $820,000 in the Company's Common Stock. In addition, inventory will be purchased currently estimated at $100,000.

The acquisition has been accounted for as a purchase and therefore fixed assets have been recorded at fair market appraisal value resulting in the recording of additional equity and reducing goodwill.

(5) The Company has issued 1,127,470 of its common shares in exchange for services rendered.

(6) Preparation of the pro forma statements of operations gives effect to the depreciation of fixed assets and amortization of goodwill as if they were acquired at the beginning of the period. In addition, a management fee payable by New Yorker Ice Cream Corp. to a party not being acquired has been eliminated since it will not continue to be paid after closing.

                             MIKE'S ORIGINAL, INC.
                                 BALANCE SHEET
                                  (Unaudited)


                                                          June 30, 1998
                                                          -------------

ASSETS
CURRENT ASSETS
Cash                                                          $  1,366
Accounts receivable, less allowance for
   doubtful accounts of $24,149                                 65,398
Inventories                                                     89,332
Prepaid expenses & other current assets                         56,685
                                                              --------
 Total current assets                                          212,781
                                                              --------

Fixed assets, net of accumulated depreciation of
   $33,846                                                       3,114
Trademarks and organization costs, net of accumulated
   amortization of $16,595                                       2,221

Security deposits                                                1,000
Other assets                                                    63,000
                                                              --------
TOTAL ASSETS                                                  $282,116
                                                              ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities                      $684,140
Notes payable to related parties (NOTE D)                      351,586
Notes payable-trade                                            520,243
Accrued interest-Related party notes                            51,325
                                                              --------
Total current liabilities                                    1,607,294

STOCKHOLDERS' EQUITY (DEFICIT) (NOTES B and D)
Common stock, $.001 per value;
   20,000,000 shares authorized; 3,295,429
   shares issued and outstanding                                 3,295
Additional paid-in capital                                  10,176,097
Accumulated deficit                                        (11,504,570)
                                                            ----------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                        (1,325,178)
                                                            ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)        $  282,116
                                                            ==========

                             MIKE'S ORIGINAL, INC.
                            STATEMENT OF OPERATIONS
                                   (Unaudited)

                                                Six Months Ended June 30,
                                                  1998           1997
                                                  ----           ----

Sales, net                                     $ 129,623       $ 345,801

Cost of sales                                    220,364         336,730
                                              ----------      ----------

Gross profit                                     (90,741)          9,071

Operating expenses
  Selling, marketing and shipping                 99,376          567,942
  Research and Development                        13,754           19,108
  General and administrative                     358,757        1,512,191
                                              ----------      -----------

Total operating expenses                         471,887        2,099,241
                                              ----------      -----------

 Loss from operations                           (562,628)      (2,090,170)

 Interest expense (net)                           17,176        1,408,306
                                              ----------      -----------

 Net loss before extraordinary item             (579,804)      (3,498,476)

Extraordinary item - forgiveness of debt         216,882             -
                                              -----------     -----------
Net loss                                      $ (362,922)     $(3,498,476)
                                              ===========     ===========
Weighted average common
  shares outstanding                           3,285,429        2,197,050
                                              ===========     ===========

Basic loss per share before extraordinary item $    (.17)     $     (1.59)

Basic income per share from extraordinary item       .06              -
                                              -----------     -----------

Basic loss per share                           $   ( .11)     $     (1.59)
                                              ===========     ===========

                             MIKE'S ORIGINAL, INC.
                            STATEMENT OF OPERATIONS
                                   (Unaudited)

                                                  Three Months Ended June 30,
                                                     1998          1997
                                                     ----          ----

Sales, net                                        $   80,613     $ (10,513)

Cost of sales                                        166,864        31,366
                                                   ---------     ---------

Gross profit                                         (86,251)      (41,879)

Operating expenses
  Selling, marketing and shipping                     (7,032)      318,177
  Research and Development                             6,000         9,388
  General and administrative                         116,656     1,069,510
                                                   ---------   -----------
Total operating expenses                             115,624     1,397,075
                                                   ---------   -----------

 Loss from operations                               (201,875)   (1,438,954)

 Interest expense (net)                               10,097       574,305
                                                   ---------   -----------

 Net loss before extraordinary item                 (211,972)   (2,013,259)

Extraordinary item - forgiveness of debt             216,882          -
                                                   ---------   -----------
Net income (loss)                                  $   4,910   $(2,013,259)
                                                   =========   ===========
Weighted average common
  shares outstanding                               3,295,429     2,197,050
                                                   =========   ===========
Basic loss per share before extraordinary item     $   (.06)   $      (.80)

Basic income per share from extraordinary item          .06           -
                                                   ---------   -----------
Basic income (loss) per share                      $    NIL    $      (.80)
                                                   =========   ===========

                             MIKE'S ORIGINAL, INC.
                            STATEMENTS OF CASH FLOWS
                                  (Unaudited)


                                                     Three Months Ended June 30,
                                                         1998           1997
                                                         ----           ----

Cash flows from operating activities
Net income (loss)                                     $     4,910    $(2,013,259)
Adjustments to reconcile net loss to net cash
     used in operating activities
Imputed interest on stock issued                                         513,861
Provision for doubtful accounts                             8,233
Depreciation and amortization                               1,469          3,680
Compensation expense attributable to the
     issuance of common stock for services rendered                    1,125,000
Forgiveness of related party debt                        (216,882)
Changes in operating assets and liabilities
     Accounts receivable                                  (60,416)       171,851
     Inventories                                            2,297        (64,661)
     Prepaid expenses & other current assets               (9,684)           -
     Accounts payable and accrued liabilities             169,199         55,673
                                                       ----------     ----------
Net cash used in operating activities                    (100,874)      (207,855)
                                                       ----------     ----------

Cash flows from investing activities
      Security deposit                                      3,068
Other assets                                              (62,000)          -
                                                       ----------     ----------
Net cash (used by) provided by investing activities       (58,932)          -
                                                       ----------     ----------

Cash flows from financing activities
     Proceeds from notes payable to related parties        35,000         20,000
     Proceeds from notes payable                                         200,000
     Payment of notes payable                                             (5,000)
     Payment of deferred offering costs                                  (11,475)
     Payment of line of credit                                             1,179
     Payment of capital lease obligation                                  (2,908)
                                                       ----------     ----------
Net cash (used) provided by financing activities           35,000        201,796
                                                       ----------     ----------

Net Increase (Decrease) in Cash                          (124,806)        (6,059)
Cash at beginning of period                               126,172         15,636
                                                       ----------     ----------
Cash at end of period                                  $    1,366     $    9,577
                                                       ==========     ==========

                             MIKE'S ORIGINAL, INC.
                            STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                     Six Months Ended June 30,
                                                        1998          1997
                                                        ----          ----
Cash flows from operating activities
Net loss                                             $  (362,922)   $(3,498,476)
Adjustments to reconcile net loss to net cash
     used in operating activities
Imputed interest on stock issued                                      1,293,301
Provision for doubtful accounts                            8,233
Depreciation and amortization                              3,010          7,360
Compensation expense attributable to the
     issuance of common stock for services rendered       88,800      1,125,000
Forgiveness of related party debt                       (216,882)
Changes in operating assets and liabilities
     Accounts receivable                                 (61,031)        41,653
     Inventories                                          54,567         94,150
     Prepaid expenses & other current assets             (39,382)        16,589
     Accounts payable and accrued liabilities            123,822        593,475
                                                      ----------     ----------
Net cash used in operating activities                   (401,785)      (326,948)
                                                      ----------     ----------

Cash flows from investing activities
      Purchases of office equipment                       (1,513)
      Security deposit                                     3,068          6,023
     Other assets                                        (62,306)         1,000
                                                      ----------     ----------
Net cash (used by) provided by investing activities      (60,751)         7.023
                                                      ----------     ----------

Cash flows from financing activities
     Proceeds from notes payable to related parties       35,000         20,000
     Proceeds from convertible note                                     100,000
     Proceeds from notes payable                                        250,000
     Payment of notes payable                                           (45,263)
     Payment of deferred offering costs                                 (21,067)
     Payment of line of credit                            (9,375)           (76)
     Payment of capital lease obligation                                 (6,615)
                                                      ----------     ----------
Net cash (used) provided by financing activities          25,625        296,979
                                                      ----------     ----------

Net Increase (Decrease) in Cash                         (436,911)       (22,946)
Cash at beginning of period                              438,277         32,523
                                                      ----------     ----------
Cash at end of period                                  $   1,366     $    9,577
                                                      ==========     ==========

                              MIKE'S ORIGINAL INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1998
                                  (Unaudited)

NOTE A - BASIS OF PRESENTATION

        The balance sheet as of June 30, 1998 and the related statements of operations for the three-month and six month periods ended June 30, 1998 and 1997 and changes in cash flow for the three month and six month periods ended June 30, 1998 and 1997 and have been prepared by Mike's Original, Inc. (the "Company") without audit. In the opinion of management, all adjustments (which include only normal, recurring accrual adjustments) necessary to present fairly the financial position as of June 30, 1998 and for all periods presented have been made.

        Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report filed on Form 10-KSB. Results of operations for the period ended June 30, 1998 are not necessarily indicative of the operating results expected for the full year.

NOTE B STOCKHOLDERS' EQUITY

        During February 1998, the Company issued 30,000 shares of common stock to one of its marketing consultants in exchange for services to be performed during 1998. These shares were valued at $ 2.96 per share, the estimated fair value of the stock at the date of issuance and accordingly $ 88,800 is charged to operations during the six month period ended June 30, 1998.


NOTE C - COMMITMENT AND CONTINGENCIES

Legal Proceedings

        The Company is subject to various legal proceedings, claims and liabilities which arise in the ordinary course of its business. In the opinion of management , the amount of ultimate liability with respect to these actions will not have a material adverse effect on the Company's results of operations, cash flow or financial position.

        The Company has entered into a settlement with Darigold, Inc. in the amount of $33,574 plus interest payable in equal monthly installments of $4,125.45 commencing in April, 1998 after the Company made an initial payment of $10,000. In July , 1998 the Company defaulted and the unpaid balance of approximately $14,000 was demanded by Darigold, Inc.. The Company is currently negotiating to make a final payment in full settlement of all amounts due.

        On April 2, 1998, the Company was served with a complaint in an action pending in the Supreme Court of New York, Nassau County and seeks damages in the amount of $82,037, arising from the Company's alleged failure to pay for certain inventory purchased. The Company disputes the allegations of the complaint and intends to file an answer and vigorously defend against the allegations raised in the complaint.

In the opinion of management, the amount of any additional liability in connection with the aforementioned matters, in excess of amounts provided for in the normal course of business, will not materially affect the Company.

NOTE D - NOTES PAYABLE TO RELATED PARTIES

        Effective May 1, 1998, the Company entered into an agreement with Michael Rosen and Rachelle Rosen and certain other family members. Pursuant to the agreement, Michael Rosen resigned as Chairman of the Board and President of the Company and Rachelle Rosen as Secretary and Treasurer. Michael Rosen and his father-in-law, Martin Pilossoph, also resigned as directors of the Company. The agreement provides, among other things, for the termination of Mr. Rosen's employment agreement, which would otherwise have expired May 31, 2001 and which provided for an annual base salary of $125,000 together with pre-tax incentives. The agreement further provides that the outstanding indebtedness to Michael
Rosen and Rachelle Rosen in the approximate sum of $280,000 is reduced to $130,336. In addition, $25,000 of indebtedness due to Elizabeth Pilossoph, Mr. Rosen's mother-in-law, is reduced to $6,250. The Company recorded extraordinary income of approximately $217,000 in the quarter ended June 30, 1998 as a result of the aforementioned forgiveness of debt.

        On May 22, 1998, a shareholder advanced the Company $35,000 for working capital. This advance bears interest at the rate of 10% and is due on demand. The shareholder has the option to convert this debt into units, or fractions of units, associated with the private placement (See Subsequent Events). In July, 1998 this same shareholder advanced the Company an additional $5,000 bringing the total demand loan to $40,000.


NOTE E - SUBSEQUENT EVENTS

     On July 27, 1998, the Company commenced a private placement of its securities to provide gross proceeds of up to $500,000. The securities are being offered in units consisting of $50,000 12% Notes due on December 1, 1999 and 200,000 shares of common stock. This offering expires on September 1, 1998, unless extended by the Company, and is being offered through Millennium Securities Corp. As of August 14, 1998, $75,000 has been received by the Company representing the sale of one and one-half units. This private placement states that the Company plans to make a secondary offering of its securities of at least $3,000,000 of gross proceeds in the fall of 1998. Although the Company feels such an offering can be accomplished, there is no assurance that such an offering will be consummated.

        In July, 1998, the Company acquired, from Multi Venture Partners Ltd., an unrelated third party, the rights to purchase the assets of New Yorker Ice Cream Corp. and Jerry's Ice Cream Co., Inc. in exchange for $50,000 in cash (which will be credited to the purchase price of the acquired entities at closing), 1,500,000 shares of the Company's common stock and 750,000 options to purchase additional shares of the Company's common stock at an exercise price of $1.00. The agreements, previously executed to acquire these entities expired in April, 1998 and were extended to June 30, 1998 when they were terminated. The terms of the acquisitions are similar to the original agreements.

                                 LAWRENCE COHEN
                          Certified Public Accountant

                          2631 Merrick Road, Suite 201
                            Bellmore, New York 11710

                              TEL: (516) 679-1970
                              FAX: (516) 679-1964



To The Stockholder of
New Yorker Ice Cream Corp.



     I have compiled the accompanying balance sheets of New Yorker Ice Cream Corp., as of June 30, 1998 and June 30, 1997, and the related statements of net income and cash flows for the six (6) months ended, June 30, 1998 and June 30, 1997, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

     A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statements and accordingly, do not express an opinion or any other form of assurance on them.

     Management has elected to omit substantially all financial statement disclosures. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial status. Accordingly, these financial statements are not designed for those who are not informed about such matters.


/s/ Lawrence Cohen, C.P.A.
______________________________
    Lawrence Cohen, C.P.A.



August 6, 1998

NEW YORKER ICE CREAM CORP.                                          PAGE (2)
BALANCE SHEETS
AS AT:  JUNE 30, 1998 AND JUNE 30, 1997
----------------------------------------
            (Unaudited)

                                     ASSETS

                                          June 30, 1998           June 30, 1997
                                          -------------           -------------
 CURRENT ASSETS
  Cash in banks                              $     -                $      -
  Accounts receivable - net                    268,163                 472,221
  Merchandise inventory                        213,172                 219,475
  Other current assets                          24,531                    -
                                            ----------             -----------
     Total current assets                      505,866                 691,696

FIXED ASSETS
  Furniture and fixtures -
     Net of accumulated depreciation
     of $511,717 and $478,213
     at June 30, 1998 and 1997                 108,763                122,919

OTHER ASSETS
    Intercompanies                              23,871                   -
                                            ----------             ----------

TOTAL ASSETS                                  $638,500               $814,615
                                            ----------             ----------
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Bank overdraft                            $  74,329            $    9,697
   Loans payable - bank                        100,000                65,000
  Accounts payable and accrued expenses        284,312               670,635
                                            ----------            ----------
     Total current liabilities                 458,641               745,332

OTHER LIABILITIES
  Loans payable                                106,000               100,000
  Officer Loans                                 66,503                  -
  Intercompanies                                  -                   83,656
                                            ----------            ----------
                                               172,503               183,656
STOCKHOLDERS' EQUITY
   Capital stock -
      83.25 shares authorized,
      issued and outstanding                    26,750                26,750
   Additional Paid-In-Capital                  117,897               117,897
   Treasury Stock                             (147,808)             (147,808)
   Retained Earnings (deficit)                  10,517              (111,212)
                                            ----------            ----------
      Total stockholders' equity (deficit)       7,356              (114,373)
                                            ----------            ----------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                          $638,500              $814,615
                                            ----------            ----------

See accountant's compilation report.

NEW YORKER ICE CREAM CORP.                                              PAGE (3)
STATEMENTS OF NET INCOME
FOR THE SIX (6) MONTHS ENDED:  JUNE 30, 1998 AND JUNE 30, 1997
--------------------------------------------------------------
                        (Unaudited)


                                        June 30, 1998           June 30, 1998
                                        -------------           -------------

NET SALES                                 $2,763,986              $2,084,589

COST OF GOODS SOLD                         2,212,551               1,571,124
                                          ----------             -----------

GROSS PROFIT                                 551,435                 513,465

OPERATING EXPENSE                            517,453                 506,539
                                          ----------             -----------

INCOME BEFORE OTHER EXPENSES                  33,982                   6,926

OTHER EXPENSES:
   Interest Expense                            4,090                   4,669
                                          ----------             -----------

NET INCOME                                $   29,892             $     2,257
                                          ----------             -----------


See accountant's compilation report.

NEW YORKER ICE CREAM CORP.                                           PAGE (4)
STATEMENTS OF CASH FLOWS
FOR THE SIX (6) MONTHS ENDED:  JUNE 30, 1998 AND JUNE 30, 1997
--------------------------------------------------------------
                         (Unaudited)

                                           June 30, 1998           June 30, 1997
                                           -------------           -------------

CASH FLOWS FROM OPERATING ACTIVITIES:

   Net Income                                $  29,892               $   2,257

   Adjustments to reconcile net income to
     net cash provided (used in) by operating activities

       Depreciation and Amortization            16,802                 16,804

       (Increase) in accounts receivable       (16,199)              (250,647)

       (Increase) Decrease in merchandise
          inventory                            (28,560)                17,487

       (Increase) in other current assets      (13,552)                  -

       (Decrease) Increase in accounts payable
           and accrued expenses                (63,380)              237,392
                                               --------              -------

   Net cash provided by (used in) operating
       activities                              (74,997)               23,293
                                               --------              -------
CASH FLOWS FROM INVESTING ACTIVITIES:

   Fixed Assets                                (14,379)               (5,366)
                                               --------              -------

   Net cash used in investing activities       (14,379)               (5,366)
                                               --------              -------

CASH FLOWS FROM FINANCING ACTIVITIES:

    Intercompany                               (22,477)              (31,755)

    Officer Loans                               66,503                    -
                                               --------              -------

   Net cash provided by (used in)
     financing activities                       44,026               (31,755)
                                               --------              -------
NET (DECREASE) IN CASH                         (45,350)              (13,828)

CASH (BANK OVERDRAFT)
AT BEGINNING OF YEAR                           (28,979)                4,131
                                               --------              -------

CASH (BANK OVERDRAFT)
AT END OF PERIOD                             $ (74,329)            $  (9,697)
                                               --------              -------

See accountant's compilation report.

                                 LAWRENCE COHEN
                          CERTIFIED PUBLIC ACCOUNTANT

                          2631 Merrick Road, Suite 201
                            Bellmore, New York 11710

                              TEL: (516) 679-1970
                              FAX: (516) 679-1964




To The Stockholder of
Jerry's Ice Cream, Inc.


     I have compiled the accompanying balance sheets of Jerry's Ice Cream, Inc., as of June 30, 1998 and June 30, 1997, and the related statements of net income
(loss) and retained earnings (deficit) and cash flows for the six (6) months ended, June 30, 1998 and June 30, 1997, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

     A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statements and accordingly, do not express an opinion or any other form of assurance on them.

     Management has elected to omit substantially all financial statement disclosures. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial status. Accordingly, these financial statements are not designed for those who are not informed about such matters.


/s/ Lawrence Cohen, C.P.A.
______________________________
    Lawrence Cohen, C.P.A.



August 7, 1998

JERRY'S ICE CREAM INC.                                             PAGE (2)
BALANCE SHEETS
AS AT:  JUNE 30, 1998 AND JUNE 30, 1997
---------------------------------------
            (Unaudited)

ASSETS
                                         June 30, 1998           June 30, 1997
                                         -------------           -------------
CURRENT ASSETS
  Cash in banks                            $    -                  $    -
  Accounts receivable - net                    8,628                   7,538
  Merchandise inventory                        6,612                   6,010
  Other current assets                         1,500                   8,052
                                           ---------               ---------
     Total current assets                     16,740                  21,600

FIXED ASSETS
  Furniture and fixtures -
     Net of accumulated depreciation
     of $58,235 and $42,644
     at June 30, 1998 and 1997                34,696                  41,622

INTANGIBLE ASSETS
  Net of accumulated amortization
     Of $64,779 and $45,818
     At June 30, 1998 and 1997               195,924                 214,884

                                            --------               ---------
TOTAL ASSETS                                $247,360                $278,106
                                            --------               ---------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Bank overdraft                           $   9,278               $   3,122
  Accounts payable and accrued expenses       20,133                  15,829
  Notes payable                               31,716                  31,716
                                            --------               ---------
     Total current liabilities                61,127                  50,667

OTHER LIABILITIES
  Loans payable - stockholder                 56,563                  63,597
  Notes payable                               51,123                  59,755
                                            --------               ---------
                                             107,686                 123,352

STOCKHOLDERS' EQUITY
Capital stock - 10 shares authorized,        138,890                 138,890
     Issued and outstanding - no par value
  Deficit                                    (60,343)                (34,803)
                                            --------               ---------
     Total stockholders' equity               78,547                 104,087
                                            --------               ---------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                        $247,360                $278,106
                                            --------               ---------

See accountant's compilation report.

JERRY'S ICE CREAM, INC.                                            PAGE (3)
STATEMENTS OF NET INCOME (LOSS)
AND RETAINED EARNINGS (DEFICIT)
FOR THE SIX (6) MONTHS ENDED:  JUNE 30, 1998 AND JUNE 30, 1997
---------------------------------------------------------------
                         (Unaudited)

                                      June 30, 1998           June 30, 1998
                                      -------------           -------------

NET SALES                                $393,344                $330,895

COST OF GOODS SOLD                        335,086                 266,014
                                         --------                --------

GROSS PROFIT                               58,258                  64,881

OPERATING EXPENSES                         59,747                  55,647
                                         --------                --------

INCOME (LOSS) BEFORE OTHER EXPENSES        (1,489)                  9,234

OTHER EXPENSES:
   Interest Expense                         3,748                   4,896

                                         --------                --------
NET INCOME (LOSS)                       $  (5,237)              $   4,338


RETAINED EARNINGS (DEFICIT)
   Beginning of year                    $ (55,106)               $(39,141)

NET INCOME (LOSS)                          (5,237)                  4,438
                                         --------                --------
RETAINED EARNINGS (DEFICIT)
   End of period                        $ (60,343)              $ (34,803)
                                         --------                --------

See accountant's compilation report.

JERRY'S ICE CREAM INC.                                               PAGE (4)
STATEMENTS OF CASH FLOWS
FOR THE SIX (6) MONTHS ENDED:  JUNE 30, 1998 AND JUNE 30, 1997
--------------------------------------------------------------
                             (Unaudited)

                                                 June 30, 1998       June 30, 1997
                                                 -------------       -------------
CASH FLOWS FROM OPERATING ACTIVITIES:

   Net Income (Loss)                                $ (5,237)          $  4,338

   Adjustments to reconcile net income (loss) to net cash provided by operating activities

          Depreciation and Amortization               17,568             16,666

          (Increase) Decrease in accounts receivable  (3,160)               962

          (Increase) in inventory                     (2,435)            (3,460)

          (Increase) in other current assets          (1,500)              -

          (Decrease) Increase in accounts payable and
              accrued expenses                        (3,692)             3,320
                                                     --------          ---------
   Net cash provided by operating activities           1,544             21,826
                                                     --------          ---------
CASH FLOWS FROM INVESTING ACTIVITIES:

   Fixed Assets                                       (1,987)            (1,814)
                                                     --------          ---------
   Net cash used in investing activities              (1,987)            (1,814)
                                                     --------          ---------
CASH FLOWS FROM FINANCING ACTIVITIES:

    Loans - Shareholder                               (2,310)            (7,757)

   Notes Payable                                     (12,110)           (10,963)
                                                     --------          ---------
   Net cash used in financing activities             (14,420)           (18,720)
                                                     --------          ---------
NET (DECREASE) INCREASE IN CASH                      (14,863)             1,292

CASH (BANK OVERDRAFT)
AT BEGINNING OF YEAR                                   5,585             (4,414)
                                                     --------          ---------
CASH (BANK OVERDRAFT)
AT END OF PERIOD                                    $ (9,278)          $ (3,122)
                                                     --------          ---------
See accountant's compilation report.

                          INDEPENDENT AUDITOR'S REPORT



          To the Board of Directors and Stockholders
          Mike's Original, Inc.

          We have audited the balance sheet of Mike's Original, Inc. (a Delaware corporation) as of December 31, 1997, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the 1997 financial statements referred to above present fairly, in all material respects, the financial position of Mike's Original, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a net loss of $4,502,645 for the year ended December 31, 1997 and as of that date current liabilities exceeded current assets by $1,062,651 and the stockholders' deficit aggregated $1,051,056. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Lazar Levine & Felix LLP
                                          LAZAR LEVINE & FELIX LLP


          New York,  New York
          February 25, 1998, except for Note 14,
          the date of which is March 4, 1998

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
   Mike's Original, Inc.

We have audited the accompanying balance sheet of Mike's Original, Inc. as of December 31, 1996, and the related statements of operations, changes in stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mike's Original, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $4,050,547 during the year ended December 31, 1996, and, as of that date, the Company's current liabilities exceeded its current assets by $2,539,788 and the Company's stockholders' deficit was $2,996,411. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GRANT THORNTON LLP
GRANT THORNTON LLP

Melville, New York
April 17, 1997 (except for Note 8, as to which the date is June 20, 1997)

                              MIKE'S ORIGINAL, INC.
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1997 AND 1996

                               - ASSETS (Note 8) -


                                                               1997       1996
                                                               ----       ----
CURRENT ASSETS:
  Cash                                                      $ 438,277   $ 32,523
  Accounts receivable, less allowance for doubtful
   accounts of $15,916 and $20,751 for 1997 and
   1996, respectively                                          12,600     61,219
  Inventories (Notes 3b and 4)                                143,899    247,608
  Prepaid expenses                                             17,303     16,589
                                                             --------   --------
TOTAL CURRENT ASSETS                                          612,079    357,939
                                                             --------   --------
FIXED ASSETS - NET (Notes 3c and 5)                             3,505     14,478
                                                             --------   --------
OTHER ASSETS:
  Trademarks and organization costs, net of accumulated
   amortization of $15,489 and $11,787 for 1997 and
   1996, respectively (Note 3d)                                 3,022      6,724
  Security deposits and other assets                            5,068     19,091
  Deferred offering costs                                         -       45,000
                                                             --------   --------
                                                                8,090     70,815
                                                             --------   --------
                                                             $623,674   $443,232
                                                             ========   ========

               - LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT) -

CURRENT LIABILITIES:
  Accounts payable - trade                                   $500,453 $1,104,336
  Accrued payroll and payroll taxes                            20,587     28,000
  Other accrued liabilities (Note 6)                          137,822    118,607
  Capital lease obligations - current portion                    -         9,957
  Notes payable - related parties (Note 7)                    486,250    253,750
  Current portion of long-term debt (Notes 8 and 13d)         529,618  1,383,077
                                                            ---------  ---------
TOTAL CURRENT LIABILITIES                                   1,674,730  2,897,727
                                                            ---------  ---------
LONG-TERM LIABILITIES:
  Notes payable - related parties (Note 7)                     -         486,250
  Capital lease obligations                                    -           3,611
  Accrued interest - related parties                           -          52,055
                                                            ---------  ---------
                                                               -         541,916
                                                            ---------  ---------

COMMITMENTS AND CONTINGENCIES (Notes 2, 12, 13 and 14)

STOCKHOLDERS' EQUITY (DEFICIT) (Notes 10 and 11):
  Preferred stock, $.01 par value; 500,000 shares
   authorized; none issued or outstanding                      -           -
  Common stock, $.001 par value; 20,000,000 shares
   authorized; 3,265,429 and 1,892,641 shares issued
   and outstanding for 1997 and 1996, respectively              3,265      1,892
  Additional paid-in capital                               10,087,327  4,000,700
  Deferred financing costs                                     -        (360,000)
  Accumulated deficit                                     (11,141,648)(6,639,003)
                                                           ---------- ----------

                                                           (1,051,056)(2,996,411)
                                                           ---------- ----------
                                                           $  623,674 $  443,232
                                                           ========== ==========
                             See accompanying notes

                              MIKE'S ORIGINAL, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                            1997           1996
                                                            ----           ----
SALES - NET (Notes 3e)                                   $  384,348   $2,392,258

COST OF SALES                                               451,198    1,439,635
                                                         ----------   ----------

GROSS PROFIT (LOSS)                                         (66,850)     952,623
                                                         ----------   ----------
OPERATING EXPENSES:
  Selling, marketing and shipping (Note 3f)                 723,861    2,596,500
  General and administrative                              2,177,698    2,193,602
  Research and development (Note 3h)                         28,594       70,632
                                                         ----------   ----------

                                                          2,930,153    4,860,734
                                                         ----------   ----------

LOSS FROM OPERATIONS                                     (2,997,003)  (3,908,111)

  Interest expense - net of interest income of
   $30,744 and $547 for 1997 and 1996, respectively      (1,505,642)    (142,436)
                                                         ----------   ----------
LOSS BEFORE INCOME TAXES                                 (4,502,645)  (4,050,547)
  Provision for income taxes (Notes 3i and 9)                 -            -
                                                         ----------   ----------
NET LOSS                                                $(4,502,645) $(4,050,547)
                                                         ==========   ==========
BASIC LOSS PER SHARE (Note 3j)                               $(1.69)      $(2.54)
                                                             ======       ======
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (Note 3j)      2,662,013    1,592,106
                                                         ==========   ==========


                             See accompanying notes

                              MIKE'S ORIGINAL, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                  Additional   Deferred                   Total
                               Common   Common    Paid-in      Financing     Accumulated  Stockholders'
                               Shares   Amount    Capital      Costs         Deficit      Deficit
                               ------   ------    -----------  ----------    -----------  --------------

Balance at January 1, 1996   1,362,160   $1,362    $ 829,742    $   -        $(2,588,456)  ($1,757,352)

Issuance of common stock for
 services rendered              69,231       69      207,623        -               -          207,692
Sale of common stock to
 investors, net of issuance
 costs of $330,437             461,250      461    1,052,853        -               -        1,053,314
Compensation attributable to
 the transfer of common stock
 owned by the founder for
 services rendered                 -          -      100,000        -               -          100,000
Compensation attributable to the
 issuance of stock options         -          -      812,000        -               -          812,000
Compensation attributable to the
 release of shares held in escrow  -          -      265,000        -               -          265,000
Waiver of compensation payable to
 stockholders and founders         -          -      358,482        -               -          358,482
Imputed interest - convertible
 debt                              -          -      375,000      (375,000)         -              -
Amortization of imputed interest
 - convertible debt                -          -        -            15,000          -           15,000
Net loss                           -          -        -             -        (4,050,547)   (4,050,547)
                               --------   --------   --------     --------    -----------   -----------

Balance at December 31, 1996 1,892,641    1,892    4,000,700      (360,000)   (6,639,003)   (2,996,411)

Amortization of imputed
  interest - convertible debt     -         -           -          360,000          -          360,000
Conversion of debt into common
  stock by creditor            320,288      320      455,938          -             -          456,258
Imputed interest -
  convertible debt                -         -        426,715          -             -          426,715
Issuance of common stock
  for imputed interest          67,000       67      301,433          -             -          301,500
Issuance of common stock
  for services rendered        285,500      286    1,330,964          -             -        1,331,250
Waiver of compensation payable to
 founder                           -         -        27,333          -             -           27,333
Imputed interest attributable to
 warrants issued and loans         -         -       202,500          -             -          202,500
Proceeds from Company's initial
 public offering               700,000      700    3,341,744          -             -        3,342,444

Net loss                           -         -         -              -      (4,502,645)    (4,502,645)
                             ---------  --------  ----------     --------    ------------  ------------
BALANCE AT DECEMBER 31,
 1997                        3,265,429   $3,265  $10,087,327     $    -      $(11,141,648) $(1,051,056)
                             =========  ========  ==========     ========    ============  ============

                             See accompanying notes

                              MIKE'S ORIGINAL, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                1997            1996
                                                                ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                   $(4,502,645)   $(4,050,547)
 Adjustments to reconcile net loss to net cash
 used in operating activities:
  Depreciation and amortization                                  14,675         14,718
  Allowance for doubtful accounts                                (4,835)        13,863
  Imputed interest                                            1,327,051         15,000
  Compensation expense attributable to issuance of
   common stock for services rendered                         1,325,250        207,692
  Compensation expense attributable to the release
   of common stock from escrow account                             -           265,000
  Compensation expense attributable to issuance of
   common stock and stock options                                6,000         812,000
  Compensation expense attributable to the
   transfer of common stock by founder for
   services rendered                                               -           100,000
 Changes in operating assets and liabilities:
  Decrease in accounts receivable                               53,454          78,320
  Decrease (increase) in inventories                           103,709         (70,723)
  (Increase) in prepaid expenses and other current assets         (714)        (21,089)
  (Decrease) increase in accounts payable                     (130,986)        812,163
  (Decrease) increase in accrued expenses and other
    liabilities                                                (12,920)         79,717
                                                            ----------      ----------
   Net cash used in operating activities                    (1,821,961)     (1,743,886)
                                                            ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Refund (payment) of security deposits                          14,023          (1,000)
                                                            ----------      ----------
   Net cash provided by (used in) investing activities          14,023          (1,000)
                                                            ----------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from convertible note payable                           -            225,000
 Proceeds from 12% subordinated notes payable - stockholders      -            153,750
 Repayment of 12% subordinated notes payable - stockholders   (123,750)           -
 Net proceeds from issuance of common stock                  3,387,444       1,053,314
 Proceeds from notes payable to related parties                   -            560,000
 Payment of notes payable to related parties                  (253,750)           -
 Payment of capital lease obligations                          (13,568)         (9,147)
 Payment of notes payable                                         -           (244,730)
 Proceeds from line of credit                                     -             24,134
 Payment of line of credit                                     (14,130)           (628)
 Proceeds from short-term loans                                440,000            -
 Repayment of short-term loans                                (315,000)           -
 Repayment of notes payable - trade creditors                 (893,554)           -
                                                          ------------     -----------
   Net cash provided by financing activities                 2,213,692       1,761,693
                                                          ------------     -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                      405,754          16,807

 Cash and cash equivalents, at beginning of year                32,523          15,716
                                                           -----------     -----------
CASH AND CASH EQUIVALENTS, AT END OF YEAR                  $   438,277      $   32,523
                                                           ===========     ===========

                             See accompanying notes

                              MIKE'S ORIGINAL, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                            1997           1996
                                                            ----           ----
SUPPLEMENTAL CASH FLOW INFORMATION:
 (a) Interest paid                                        $267,369       $64,685
     Taxes paid                                               -              -

 (b) During 1997 and 1996,  the Company  converted
     $432,077 and $1,176,437 of trade accounts payable to notes payable, respectively. During
     1997, the Company also converted $39,920 of accounts payable and $380,000 of notes payable into common stock

 (c) Compensation  accrued at December 31, 1996 of
     $27,333 was waived by founder and converted to equity








                             See accompanying notes

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE 1 -  ORGANIZATION:

        Mike's Original, Inc. (the "Company") was incorporated in Delaware in May 1994 as successor to Melanie Lane Farms, Inc. ("Melanie Farms"), a New York corporation formed in 1993. In June 1994, Melanie Farms was merged into the Company. As both entities were under common control, the merger was accounted for in a manner similar to a pooling of interests. On December 31, 1997, a new entity, New York Frozen Desserts, Inc., was incorporated in New York, as a wholly-owned subsidiary of the Company, for the purpose of making acquisitions.

        Effective December 31, 1995, the Company changed its fiscal year-end from March 31 to December 31.

        Since April 1, 1993, the Company has been engaged in the marketing and distribution of super- premium ice cream products. The Company markets, sells and distributes Mike's Original Cheesecake Ice Cream, a blend of ice cream and cheesecake ingredients. This product line is offered in a variety of flavors mainly to supermarkets and grocery stores and also, to a lesser extent, to convenience stores, food service outlets and warehouse clubs. The Company's products are sold in approximately fourteen states, including New York, California, Pennsylvania and New Jersey with sales generally concentrated on the East and West Coasts of the United States (see Note 12).


        NOTE 2  - BASIS OF PRESENTATION:

        The Company has incurred losses from operations since its inception in 1993 and, at December 31, 1997, has a stockholders' deficit and a working capital deficit of $1,051,056 and $1,062,651, respectively. At December 31, 1996, the Company had a stockholders' deficit and a working capital deficit of $2,996,411 and $2,539,788, respectively. A significant portion of these amounts were incurred as a result of intense marketing by the Company. Payments were made for introductory programs with supermarkets and other food chain retailers of approximately $201,000 and $622,000 for the years ended December 31, 1997 and 1996, respectively. Payments for product advertising, promotion and marketing were also made aggregating $326,000 and $1,526,000 for the years ended December 31, 1997 and 1996, respectively. Further, net sales for the year ended December 31, 1997 were minimal and the Company is continuing to incur losses from operations. The Company has relied extensively on borrowings to finance its operations and in 1997, successfully completed an initial public offering of its common stock (see Note 10), the proceeds of which were used primarily to repay debt.

        The circumstances described above raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are to change the emphasis of the Company's operations from marketing and distributing super-premium ice cream products to marketing and distributing frozen desserts that will include a line or lines of super- premium ice cream products. Management hopes to accomplish this plan through the strategic acquisition of distribution companies, concentrated in large metropolitan areas, which will provide new brands and customers, distribution expertise and an operations center that can absorb future acquisitions. The Company is engaged in discussions with nationally known companies to obtain to market and distribute product bearing the name of the licenser. See Notes 13f and 14.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE   2 - BASIS OF PRESENTATION (Continued):

        These acquisitions and distribution licenses would be financed from an additional offering of securities planned for the second quarter of 1998. If an offering cannot be consummated or other financing obtained, the Company would be hard pressed to continue. The Company has sufficient cash on hand and product to sell to last until the end of the second quarter of 1998. The financial statements do not include any adjustments that might result from this uncertainty.


        NOTE   3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

        (a)  Use of Estimates in Financial Statement Presentation:

        The preparation of these financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that could affect the amounts reported in these financial statements and related notes. Actual results could differ from these estimates.

        (b)  Inventories:

        Inventories are stated at the lower of cost or market value, with cost determined on a first-in, first out basis.

        (c)  Fixed Assets:

        Fixed assets are stated at cost less accumulated depreciation. Depreciation of fixed assets is recorded on a straight-line basis over their estimated useful lives ranging from three to five years. Certain leased computer equipment with future rental payments for periods through 1998 have been capitalized. These amounts are included in fixed assets within the accompanying balance sheets and are being depreciated over the estimated useful life of the equipment or term of the lease, whichever is shorter.

        (d)  Other Assets:

        Costs related to trademark and organizational expenditures have been deferred and are being amortized on a straight-line basis over five years.

        (e)  Revenue Recognition:

        Revenue from the sale of ice cream products is recognized upon shipment. Sales are presented net of distribution fees of $95,679 and $527,540 for the years ended December 31, 1997 and 1996, respectively. A significant portion of the Company's sales is made to one distributor pursuant to a distribution agreement which provides for the payment of distribution fees based upon a percentage of sales, price protection and certain rights of return on product unused by third parties. A provision for such costs is made as revenue is recognized; however, costs relating to price protection have not been material to date. This distribution agreement was terminated by the distributor in September 1997.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE   3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

        (f)  Advertising:

        Advertising costs are charged to operations when incurred. Advertising costs charged to operations were $93,000 and $346,000 for the years ended December 31, 1997 and 1996, respectively.

        (g)  Introductory Programs:

        Payments  for  introductory  programs  are  made  to  certain  customers
        (supermarkets and other food chain retailers) in exchange for the Company obtaining retail shelf space and are charged to operations when the Company initially ships products to customers under such agreement. No costs of introductory programs are deferred as of December 31, 1997 and 1996.

        (h) Research & Development:

        Research & development expenditures, primarily for product development, are expensed as incurred.

        (i)  Income Taxes:

        Deferred income taxes are recognized for temporary differences between the financial statement and income tax bases of assets and liabilities and loss carryforwards for which income tax benefits are expected to be realized in future years. A valuation allowance has been established to offset the deferred tax assets since it is not more likely than not that such deferred assets will be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

        (j)  Income Per Common Share:

        The Company has adopted SFAS 128 "Earnings Per Share" ("SFAS 128"), which has changed the method of calculating earnings per share. SFAS 128 requires the presentation of "basic" and "diluted" earnings per share on the face of the income statement. Prior period earnings per share data has been restated in accordance with Statement 128. Loss per common share is computed by dividing the net loss by the weighted average number of common shares and common equivalent shares outstanding during each period.

        (k)  Statements of Cash Flows:

        For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

        (l)  New Accounting Pronouncements:

        SFAS 130 "Reporting Comprehensive Income" is effective for years beginning after December 15, 1997 and early adoption is permitted. This statement prescribes standards for reporting comprehensive income and its components. Since the Company currently does not have any items of other comprehensive income a statement of comprehensive income is not yet required.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE   3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

        (l)  New Accounting Pronouncements (continued):

        SFAS 131 "Disclosures About Segments of an Enterprise and Related Information", is effective for years beginning after December 15, 1997 and early adoption is encouraged. The Company does not presently believe that it operates in more than one identifiable segment.

        See also Income Per Common Share, above.

        (m) Impact of the Year 2000 Issue:

        The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have date- sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could potentially result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in other similar normal business activities. The Company had already planned on upgrading its computer software to increase operational efficiencies and information analysis and will ensure that the new systems properly utilize dates beyond December 31, 1999. The cost of this upgrade project, as it relates to the year 2000 issue, is not expected to have a material effect on the operations of the Company.


        NOTE  4 - INVENTORIES:

        Inventories consist of the following as of December 31, 1997 and 1996:

                                                1997        1996
                                                ----        ----

        Finished goods                        $143,899    $ 97,536
        Raw materials                             -        150,072
                                              --------    --------
                                              $143,899    $247,608
                                              ========    ========

        NOTE  5 - FIXED ASSETS:



        Fixed assets consist of the following as of December 31, 1997 and 1996:

                                            1997      1996
                                            ----      ----
        Computer equipment                 $29,447  $29,447
        Office equipment                     6,000    6,000
                                           -------  -------
                                            35,447   35,447
        Less: accumulated depreciation      31,942   20,969
                                           -------  -------
                                           $ 3,505  $14,478
                                           =======  =======

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE  6 - OTHER ACCRUED LIABILITIES:

        Other accrued liabilities consisted the following as of December 31, 1997 and 1996:

                                                    1997          1996
                                                    ----          ----
        Accrued distribution fee                   $ 1,499       $ 7,921
        Distributors' deposits                         -          46,739
        Accrued interest payable (Notes 7 and 8)   124,288        18,947
        Professional fees payable                   12,035        45,000
                                                  --------      --------
                                                  $137,822      $118,607
                                                  ========      ========

        NOTE  7  - NOTES PAYABLE TO RELATED PARTIES:

        During the fiscal year ended March 31, 1994, the Company obtained loans from the founder and issued promissory notes of $40,000 and $15,000 which are payable in May and June 1998, respectively. Interest accrues at an annual rate of 8% and is payable at the maturity date of the notes. Accrued interest payable related to these notes amounts to $18,957 and $14,557 at December 31, 1997 and 1996, respectively.

        During the fiscal  year  ended  March 31,  1994,  the  Company  borrowed
        $100,000 from a shareholder of the Company. The loan, which was originally due on demand, was formalized in the form of a promissory note during September 1995. In April 1996, the maturity date of the $100,000 obligation was revised to occur subsequent to the repayment of the promissory note issued in April 1996 as further described in Note 8. The loan was non-interest bearing through April 1994. From May 1994 through maturity, interest accrues at an annual rate of 6% and is payable upon maturity. In September 1996, the maturity date of this promissory note was revised to occur the earlier of: (i) February 1, 1998 or (ii) upon the occurrence of events defined by the note as a "Change in Control." Accrued interest payable related to this note
        amounts  to  $27,491  and  $21,491  at  December   31,  1997  and  1996,
        respectively.

        During the fiscal year ended March 31, 1995, the Company issued two promissory notes of $25,000 each to an investor, who is related to the founder of the Company, which were originally due in November and December 1998, respectively. The Company repaid $25,000 of these notes in April 1995. In September 1995, the maturity date of the outstanding promissory note was revised to occur the earlier of the Company receiving proceeds from a securities offering or June 1, 1996. In April 1996, the maturity date of the outstanding promissory note was revised to occur subsequent to the repayment of the promissory note issued in April 1996 as further described in Note 8. In September 1996, the maturity date of this promissory note was revised to occur the earlier of: (i) February 1, 1998 or (ii) upon the occurrence of events defined by the note as a "Change in Control." Interest accrues at an annual rate of 6% and is payable at the maturity date of the note. Accrued interest payable related to this note amounts to $6,174 and $4,674 at December 31, 1997 and 1996, respectively.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE  7  -  NOTES PAYABLE TO RELATED PARTIES (Continued):

        On May 30, 1996, the Company received loans aggregating $100,000 from two stockholders. The loans were originally due on demand bearing interest at a rate of 10%. In September 1996, the maturity date of these promissory notes was revised to occur the earlier of: (i) twenty-four months from the date of the loans, or (ii) the date the Company successfully consummates an initial public offering of securities of the Company, but only to the extent that the overallotment option is exercised in such offering and only from the proceeds received by the Company from the exercise of the overallotment option. These notes are still outstanding at December 31, 1997. Accrued interest payable related to these notes amounts to $15,833 and $5,833 at December 31, 1997 and 1996, respectively.

        On August 28, 1996, the founder of the Company was issued an additional promissory note of $206,250. The funds that the founder loaned the Company were a result of the founder selling 183,333 shares of his stock to an investor at a price of $1.12 per share. This loan bears interest at a rate of 8% and was originally payable the earlier of: (i) thirteen months from the date of the loan, or (ii) the successful consummation of an initial public offering of securities of the Company, but only to the extent that the overallotment option is exercised in such offering and only from the proceeds received by the Company from the exercise of the overallotment option. In September 1996, the maturity date of this promissory note was revised to occur twenty-four months from September 30, 1996. In addition, the revised promissory note provides that one-half of the note will be paid with accrued interest in the event the Company successfully consummates an initial public offering of securities of the Company, but only to the extent that the overallotment option is exercised in such offering and only from the proceeds received by the Company from the exercise of the overallotment option. Accrued interest related to this borrowing amounts to $22,000 and $5,500 at December 31, 1997 and 1996, respectively.

        In August and September 1996, the Company received three loans from a stockholder aggregating $253,750. A portion of the funds that this shareholder loaned the Company was a result of the shareholder selling shares of his stock to investors. In August 1996, this shareholder sold 38,889 shares of his stock at a price of $1.12 per share. In September 1996, the shareholder sold 23,333 shares of his stock at a price of $1.50 per share. These loans each bear interest at a rate of 8% per annum and were originally payable the earlier of: (i) thirteen months from the date of the loans, or (ii) the date the Company successfully consummates an initial public offering, but only to the extent that the overallotment option is exercised in such offering and only from the proceeds received by the Company from the exercise of the overallotment option. In September 1996, the maturity date of these promissory notes was revised to June 1, 1997. In the event that the Company successfully consummates an initial public offering prior to June 1, 1997, $123,750 will be payable from such proceeds and $130,000 will be payable 90 days therefrom. In the event the underwriter exercises its overallotment option, the balance otherwise payable in 90 days will be payable from such proceeds. Accrued interest payable related to these borrowings amounted to $5,978 at December 31, 1996. During 1997 the Company repaid the entire balance of $253,750 plus interest accrued to the date of repayment of $18,162.

        As of December 31, 1997 and 1996, loans payable to related parties aggregated $486,250 and $740,000, respectively. Interest accrued and unpaid at December 31, 1997 and 1996 aggregated $90,455 and $58,033, respectively.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE  8 - NOTES PAYABLE:

        In April 1996, the Company issued a promissory note in the amount of $830,275 in exchange for certain trade accounts payable. The Company was required to make payments in monthly installments beginning May 1996 consisting of: (i) accrued interest, and (ii) principal in the amount of $12,000. In addition to these monthly installments, the Company was required to pay additional amounts upon the occurrence of certain events. In the event the Company did not complete an initial public offering, the note was due in full on December 31, 1996. Interest on the promissory note accrues at the prime rate plus 1% per annum. This note is collateralized by substantially all of the assets of the Company. The balance of this note was $710,275 at December 31, 1996. Accrued interest payable related to this note amounted to $2,738 at December 31, 1996. In April 1997 the terms of the note were amended to provide for payments to the lender, from the proceeds of the Company's initial public offering, in the amount of $575,000 with the balance of $135,275 payable on December 31, 1997. In the event that the initial public offering is not completed by June 1, 1997, all amounts outstanding will then become immediately due and payable in full. Further, in April 1997, the Company issued a $221,550 convertible note due December 31, 1998 in exchange for a like amount of trade payables. The convertible note bears interest at 10% per annum, payable at maturity, and is convertible by the holder into the Company's common stock at a conversion rate of $3.00 principal amount for each share of common stock at the option of the holder at any time prior to maturity. In June 1997, the Company renegotiated the terms of this agreement. The renegotiated terms provide that if the Company's initial public offering is not completed by July 15, 1997, all amounts will then become immediately due and payable in full. In addition, the balance due to the lender from the proceeds of the Company's initial public offering was increased from $575,000 to $595,000 and the principal balance of the convertible note due December 31, 1998 was reduced to $201,000. On August 8, 1997, at the closing of the initial public offering, the principal amount plus all accrued interest was paid. At December 31, 1997, $115,275 plus accrued interest of $4,328 of the convertible note remains unpaid.

        On August 20, 1996, the Company issued a promissory note in the amount of $289,482 in exchange for certain trade accounts payable and inventories. The note bears interest at a rate of 10% per annum and was payable on or before November 15, 1996. The balance of this note was $210,283 at December 31, 1996. On December 31, 1996, the Company was not in compliance with the terms of the subject loan agreement. However, the lender involved has amended the agreement to permit the Company to be in compliance with such terms at December 31, 1996. In February 1997, the Company issued a promissory note in the amount of $20,000 in exchange for a like amount of trade payables. In April 1997, the lender agreed to extend the due date of such notes to the earlier of June 1, 1997 or the closing of the Company's initial public offering. In the event the Company completes its initial public offering by June 1, 1997, the lender agreed to extend the due date of the then outstanding $96,000 of principal to December 31, 1998. If such amount is extended, the lender has the right to convert such amount into 32,000 shares of the Company's common stock at any time prior to maturity. The lender agreed to extend the maturity date of the promissory notes originally due on June 1, 1997 to July 31, 1997. At December 31, 1997, $96,000 of the convertible note plus accrued interest of $3,794 remain unpaid.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE  8  - NOTES PAYABLE (Continued):

        In December 1996, the Company issued two additional short-term promissory notes in exchange for certain trade accounts payable aggregating $56,680. One promissory note bears interest at the rate of 10% per annum. Principal and interest are payable in installments as follows: the sum of $500, or more, semimonthly beginning on December 5, 1996, and payable thereafter on the 20th and 5th day of each month, until principal and interest have been paid in full. The second promissory note bears interest at the rate of 8% per annum. Payment of principal will be made at the rate of $5,000 per month commencing on January 1, 1997 and monthly, thereafter until the earlier of: (i) May 1, 1997 or (ii) the date the Company successfully consummates an initial public offering of its securities, at which time this note will be paid in full with interest. The balance of these notes was $55,680 at December 31, 1996. The Company has fully paid these notes during the year ended December 31, 1997.

        In December 1996, the Company issued a $225,000 promissory note to an investor bearing interest at the rate of 8% per annum. This note is payable in full the earlier of: (i) December 31, 1997 or (ii) five days after the closing date of an initial public offering. In lieu of receiving payment, the investor has the right to convert this promissory note within five days of the closing of such initial public offering into 200,000 shares of common stock of the Company, par value $.001 per share. Imputed interest resulting from the difference between the estimated fair value of the Company's common stock and the conversion price has been provided for and was charged to operations over the period this note first became convertible. Interest expense of $360,000 was recognized by the Company during the three months ended March 31, 1997, which represented the amortization of the imputed interest associated with this transaction. In April 1997, the investor elected to convert this note.

        In January 1997, the Company issued a convertible promissory note to an investor bearing interest at the rate of 8% per annum, in the principal amount of $100,000. This convertible note is to be paid in full the earlier of five days after the closing of an initial public offering or January 31, 1998. In April 1997, the investor converted the note into 78,431 shares of the Company's common stock. Interest expense of $252,940 representing the difference between the estimated fair value of the Company's common stock and the conversion price was recognized during the three months ended March 31, 1997.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE  8 - NOTES PAYABLE (Continued):

        In March 1997, the Company issued a $50,000 promissory note to an investor bearing interest at the rate of 10% per annum. This note is payable on demand on or after May 12, 1997. As additional consideration for this loan, the Company issued the lender 2,000 shares of its common stock. These shares were valued at $4.50 per share, the estimated fair market value of the stock at the date of issuance. On April 3, 1997, the lender converted $25,000 of the outstanding note balance into 12,500 shares of the Company's common stock. An interest charge of $31,000 representing the difference between the estimated fair value of the Company's common stock and the value the Company ascribed to these shares on the date of issuance was recognized by the Company upon conversion. In June 1997, the lender agreed to extend the maturity date of the outstanding note balance to the earlier of July 31, 1997 or the completion of the Company's initial public offering. This note was fully repaid in August 1997, together with interest accrued to the date of payment.

        In May 1997, the Company negotiated with a creditor in connection with trade accounts payable balances owed to this creditor aggregating $60,000. The creditor agreed that the Company would repay $30,000 of this balance upon completion of an initial public offering. The Company issued a convertible promissory note for the remaining outstanding balance of $30,000 bearing interest at the rate of 10% per annum. The note is payable in full on December 31, 1998. In lieu of receiving payment, the creditor has the right to convert this promissory note, at any time prior to the maturity date, into 10,000 shares of common stock of the Company.

        In May and June 1997, the Company issued three promissory notes to investors bearing interest at the rate of 12% per annum in the aggregate principal amount of $150,000. These notes are payable in full the earlier of: (i) July 31, 1997 or (ii) on the date of an initial public offering. In connection with these transactions, the Company issued an aggregate of 75,000 warrants, expiring July 31, 2000, to these investors to purchase 75,000 shares of the Company's common stock at a price of $3.00 per share. These notes were paid in full in August 1997, together with interest accrued to the date of payment.


        NOTE  9 - INCOME TAXES:

        A reconciliation between actual income tax (benefit) and the amount computed by applying the statutory Federal income tax rate to the loss before taxes is as follows:


                                                      1997           1996
                                                      ----           ----
        Tax expense (benefit) at statutory
          Federal income tax                      $(1,532,000)  $(1,377,000)
        Nondeductible compensation                    450,000       128,000
        Net operating loss not currently
          utilizable                                1,082,000     1,249,000
                                                  -----------   -----------
                                                  $      -      $      -
                                                  ===========   ===========

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE  9 - INCOME TAXES (Continued):

        The tax effects of temporary differences and loss carryforwards giving rise to deferred tax assets and liabilities are as follows:

                                                          1997          1996
                                                          ----          ----
        Net operating loss and other carryforwards   $ 2,890,000    $ 1,814,000
        Bad debts                                          5,000          7,000
        Depreciation/amortization                          1,000          2,000
        Deferred compensation                            276,000        276,000
        Other deferred assets                               -            20,000
                                                      ----------     ----------
                                                       3,172,000      2,119,000
        Valuation allowance                           (3,172,000)    (2,119,000)
                                                     -----------    -----------
                                                     $     -        $      -
                                                     ===========    ===========


        The Company anticipates that for the foreseeable future it will continue to be required to provide a 100% valuation allowance for the tax benefit of its net operating loss carryforward and temporary differences as the Company cannot presently predict when it will generate sufficient taxable income to utilize such deferred tax assets.

        At December 31, 1997 and 1996, Company had net operating losses available to carry forward of approximately $8,500,000 and $5,320,000 respectively, for tax purposes. Such net operating loss carryforwards expire through the year ending 2013. No benefit has been recorded for such loss carryforwards since realization cannot be assured. The Company's use of its net operating loss carryforwards is limited as the Company is deemed to have undergone an ownership change as defined in Internal Revenue Code Section 382.


        NOTE  10 - STOCKHOLDERS' EQUITY:

        In September 1995, pursuant to a Shareholders' Agreement and associated Escrow Agreement, a shareholder of the Company placed 88,513 shares of his common stock in an escrow account. The Escrow Agreement was terminated in February 1996 and the subject shares were returned to the shareholder. Compensation expense of $265,000 was recognized based upon the estimated fair value of the shares by the Company upon the release of the shares from escrow.

        On May 30, 1996, the Board of Directors authorized a reverse stock split in the ratio of one common share for every six and one-half common shares outstanding as of that date. In addition, on such date, the Board of Directors approved an amendment to the Company's Certificate of
        Incorporation increasing the number of authorized shares of the Company's common stock from 3,076,923 to 20,000,000 shares. On February 6, 1997, the Board of Directors authorized a reverse stock split in the ratio of two common shares for every three common shares outstanding as of February 7, 1997. The reverse splits and changes in authorized capital have been retroactively reflected for all periods presented.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE 10 - STOCKHOLDERS' EQUITY (Continued):

        In May 1996, the Company issued 50,000 shares of its common stock to certain individuals for services rendered on behalf of the Company. These shares were valued at $3.00 per share, the estimated fair value of the stock at the date of issuance and accordingly, $150,000 was charged to operations.

        During June 1996 through September 1996, the Company completed a Private Placement Offering pursuant to Rule 506 of the Securities Act of 1933 consisting of the sale of 61.5 units (the "Second Private Placement"). Each unit consisted of a $2,500, 12% subordinated promissory note and 7,500 shares of common stock at an offering price of $25,000 per unit. The note balance at December 31, 1996 which resulted from this Second Private Placement was $153,750. These notes mature on the earlier of:
        (i) July 31, 1997, or (ii) the closing date of the initial public offering. Accrued interest payable related to these notes amounted to $7,688 at December 31, 1996. In April 1997, $30,000 of such notes, as well as $2,100 of accrued interest, were converted to 16,050 shares of the Company's common stock. The balance was repaid upon the successful completion of the Company's IPO in July 1997.

        In September 1996, the founder of the Company transferred 33,333 shares of his common stock to certain individuals for services rendered on behalf of the Company. These shares were valued at $3.00 per share, the estimated fair value of the stock at the date of the transfer. As the Company implicitly benefitted from this transaction, the value of the shares transferred was reflected as an expense in the accompanying financial statements with a corresponding credit of $100,000 to additional paid-in capital.

        In October 1996, the Company issued 19,231 shares of its common stock to certain individuals for services rendered during the year ended December 31, 1996. These shares were valued at $3.00 per share, the estimated fair market value of the stock at the date of issuance, and $57,692 was charged to operations.

        In March 1997, the Company in connection with entering into a two-year exclusive East coast manufacturing agreement, issued 35,000 shares of its common stock. These shares were valued at $4.50 per share, the estimated fair market value of the stock at the date of issuance. Pursuant to the agreement, the manufacturer agreed to provide $250,000 of 21-day credit terms. Further, the Company was obligated to pay the manufacturer $150,000 against existing amounts owed by April 30, 1997. In the event such amount was not paid, the Company is obligated to issue an additional 30,000 shares of its common stock to the manufacturer. These additional shares were issued to the manufacturer in May 1997.

        In May 1997, the Company issued 100,000 shares of its common stock to its legal counsel for services rendered during March and April of 1997. These shares were valued at $4.50 per share, the estimated fair value of the stock at the date of issuance and, accordingly, $450,000 was charged to operations during the year ended December 31, 1997.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996



        NOTE 10 - STOCKHOLDERS' EQUITY (Continued):

        In June 1997, the Company issued 13,307 shares of its common stock to certain individuals in settlement of amounts owed to these individuals aggregating $39,921. An interest charge of $19,961 representing the difference between the estimated fair value of the Company's common stock and the value the Company ascribed to these shares on the date of issuance was recognized by the Company in the year ended December 31, 1997.

        On July 31, 1997. the Company completed its Initial Public Offering ("IPO") of 700,000 units sold to investors on the OTC Bulletin Board at $6.20 per unit for aggregate gross proceeds of $4,340,000. Each unit contained one share of common stock and two Class A warrants to purchase one share of Common Stock each at $5.00 per share. The Company realized net proceeds of $3,342,444.

        In August 1997, the Company issued 35,500 shares of common stock as compensation for professional fees rendered aggregating $206,250.

        See also Notes 8 and 13c for additional share issuances.


        NOTE 11 - STOCK OPTION PLANS:

        At December 31, 1997 the Company has two stock-based compensation plans, which are described below. The Company applies APB Opinion 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for stock options issued to employees. The Company applies Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock- Based Compensation", in accounting for stock options issued to non-employees. The compensation cost that has been charged against income for stock options issued to non-employees was $812,000 for the year ended December 31, 1996. No options were granted under this plan during 1997.

        Had compensation cost for employees been determined based on the fair value at the grant dates consistent with the methodology of SFAS No. 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated:


                                                   Year Ended December 31,
                                                 1997                 1996
                                                 ----                 ----
            Net loss:
               As reported                    $(4,502,645)        $(4,050,547)
               Pro forma                       (4,732,943)         (4,581,047)
            Net loss per share:
               As reported                         $(1.69)             $(2.54)
               Pro forma                            (1.78)              (2.88)

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE 11 - STOCK OPTION PLANS (Continued):

        In August 1995, the Company formally adopted a Long-Term Incentive Plan (the "1995 Plan"), which provides that the Company may grant certain key employees or consultants either stock options, stock appreciation rights, restricted stock, performance grants or other Company securities (the "Awards"). The 1995 Plan, as amended, authorizes the issuance of a maximum of 433,333 shares of common stock. As of December 31, 1997 and 1996, respectively, the Company has granted an aggregate of 306,667 and 256,667 options to purchase common stock with exercise prices ranging from $1.50 to $3.00 under this Plan. At December 31, 1997 and 1996, options exercisable under this plan were 306,667 and 33,333, respectively. None of these options have been exercised to date. During the year ended December 31, 1996, compensation cost recognized in income for the issuance of options under the 1995 Plan to non-employees totaled $119,000. To date, options granted under this plan are exercisable six months from date of grant and expire 10 years from date of grant.

        On October 15, 1996, the Company's Board of Directors approved a 1996 Non-qualified Stock Option Plan ("Non-qualified Plan") for officers, directors, employees and consultants of the Company. The Plan, as amended, authorizes the issuance of up to 500,000 shares of common stock. As of December 31, 1997, the Company has granted 478,332 options to purchase shares of common stock under the Non-qualified Plan at an exercise price of $1.50. None of the stock options granted have been exercised to date. During the year ended December 31, 1996, compensation cost recognized for the issuance of options under the Non-qualified Plan to non-employees totaled $693,000. To date, options granted under this plan are exercisable six months from date of grant and expire 10 years from date of grant.

        A summary of stock option activity related to the Company's Plans is as follows:

                                                                      Weighted
                                                                      Average           1996
                                                1995 Plan             Exercise     Non-qualified Plan
                                          Shares     Price Range      Price        Shares   Price Range
                                          ------     -----------      ---------    ------   -----------

        Outstanding at January 1, 1996       -                                        -
        Granted during 1996               256,667    $1.50 - $3.00     $1.69       396,666     $1.50
                                          -------                                  -------
        Outstanding at December 31, 1996  256,667    $1.50 - $3.00      1.69       396,666      1.50
        Granted during 1997                50,000     1.50              1.50        81,666      1.50
                                          -------                                  -------

        Outstanding at December 31, 1997  306,667     1.66                         478,332      1.50
                                          =======                                  =======

        Exercisable at December 31, 1996  256,667     1.50 - 3.00       1.69          -
                                          =======                                  =======

        Exercisable at December 31, 1997  306,667     1.50 - 3.00       1.69       478,332      1.50
                                          =======                                  =======

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE 12  - FAIR VALUE OF FINANCIAL INSTRUMENTS AND  CONCENTRATION OF
                   CREDIT RISK:

        The carrying amounts of cash, accounts receivable, accounts payable and other accrued liabilities are estimated to approximate their fair value. The Company believes that it is not practicable to estimate the value of its debt obligations due to its current financial condition.

        Concentration of credit risk with respect to trade accounts receivable exists as the Company sells products primarily to one distributor. The Company performs periodic credit evaluations of its customers' financial condition and does not require collateral or other security. The distributor referred to in Note 3e accounted for approximately 91% and 79% of the Company's sales for the years ended December 31, 1997 and 1996, respectively. This distributor accounted for 57% of the Company's net accounts receivable at December 31, 1996. As of December 31, 1997, the Company no longer sells to this distributor and there are no amounts uncollected.

        The Company's products have historically been manufactured by independent facilities. Certain of these facilities have ceased manufacturing on behalf of the Company due to the fact that these facilities are owed substantial sums of money by the Company and the Company's products are currently manufactured at only one facility. If this manufacturer elects to suspend the manufacturing of the Company's products, the Company's operating results may be adversely affected.


        NOTE  13 - COMMITMENTS AND CONTINGENCIES:

        (a)  Lease Commitments:

        Future minimum payments under noncancellable operating leases for office space, equipment and vehicles, with initial terms of one or more years, consist of the following at December 31, 1997:


                                          Operating
                                           Leases
                                          ----------

               1998                        $15,836
               1999                         11,025
               2000                          2,023
                                           -------
                                           $28,884
                                           =======

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE  13  -    COMMITMENTS AND CONTINGENCIES (Continued):

        (b)  Employment Contracts:

        The Company had an employment agreement with its former President which provided for an annual base salary and bonuses. The agreement also provided for the granting of 5,101 of immediately exercisable and fully vested options to purchase shares of the Company's common stock at an exercise price of $3.00. This agreement was to expire in February 1999. In addition, the former President was granted an incentive stock option to purchase 73,205 shares of the Company's common stock at an exercise price of $3.00 which vested ratably over the three years beginning February 1995. On September 15, 1996, the then President resigned his employment with the Company. At the time of the resignation, 29,530 options to purchase shares of the Company's common stock at an option price of $3.00 per share were exercisable and the balance was canceled. The exercisable options expired on December 15, 1996, three months from the date of the then President's resignation.

        During the year ended December 31, 1996, the Company hired a Vice President of Sales and Marketing and entered into an employment agreement with this individual. The agreement provided for an annual base salary of $100,000, plus an incentive bonus. This agreement was for an initial term of one year from the earlier of the effective date of an initial public offering of the Company's securities or March 1, 1997. On June 20, 1997, this employee resigned his employment with the Company. At the time of the resignation, 66,667 options to purchase shares of the Company's common stock at an option price of $1.50 were canceled.

        In addition, the Company has employment agreements with the founder and another employee which provide for annual base salaries of $125,000 and $40,000, respectively, and expire, as amended, in June 2001 and June 1998, respectively. During the year ended December 31, 1996, these individuals voluntarily waived all rights to receive the accrued salaries payable to them aggregating $110,565 and, accordingly, such amount has been presented as a contribution to the Company's additional paid-in capital. Further, in April 1997, the founder agreed to waive an additional $27,333 of accrued salary through February 28, 1997. In December 1997 the employee whose contract expires in June 1998, agreed to modify the agreement and be compensated on an hourly basis which is anticipated to produce substantially lower compensation. All other terms of the contract remain in effect. The agreement with the founder, currently serving as the Chairman of the Board and Chief Executive Officer, provides for bonuses based on the Company's pretax income, and also includes non-compete and change of control clauses.

        In March 1997, the Company entered into a two-year employment agreement with its Vice- President - Finance which provided for an annual base salary of $95,000 for the first year and $105,000 for the second year. In November 1997, this employee resigned, however remained as a member of the Board of Directors.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE 13 - COMMITMENTS AND CONTINGENCIES (Continued):

        (b)  Employment Contracts (continued):

        On July 16, 1997, the Company entered into an employment agreement with its Vice-President Marketing. The agreement provides for an annual base salary of $115,000, plus an incentive bonus. This agreement is for an initial term of one year from the effective date of the initial public offering of the Company's securities. Options were granted to purchase 66,667 shares of the Company's common stock at an exercise price of $1.50 per share. The Company is responsible for up to $25,000 of expenses related to the employee traveling to and from Buffalo, NY, temporary living and other such amounts necessary for the employee to devote his full time employment to the Company. The agreement also provides for an automobile allowance of $650 per month.

        (c)  Consulting Agreements:

        On March 1, 1994, the Company entered into a consulting agreement with an investor (the "Investor"), whereby the Company shall pay the Investor $75,000 for the first year ended March 31, 1995, $100,000 for the second year and $125,000 for the third year. The Company recorded accrued consulting expense of $89,585 during the year ended December 31, 1996. In September 1996, this investor voluntarily waived all rights to receive the consulting fee payable to him and accordingly, the aggregate amount waived, $247,917 has been reflected as a contribution to additional paid-in capital.

        In November 1996, this consulting agreement was superseded by a new agreement. The new agreement provides that beginning January 1, 1997, the Company will pay consulting fees to the Investor at the rate of $125,000 per annum for a three-year period. However, no monies will be paid to this Investor until such time as the Company shall consummate a private or public offering of its securities for not less than $2,000,000 in gross proceeds.

        In April 1997, the November 1996 consulting agreement was terminated and, in consideration for such termination, the Company issued 150,000 shares of its common stock to the consultant. At March 31, 1997, accrued compensation payable to this consultant aggregated approximately $31,000. In April 1997 the Company recognized a charge to operations of approximately $644,000 based upon the estimated fair market value of the shares issued to the consultant.

        During the year ended  December  31,  1996,  the Company  entered into a consulting agreement with an entity that will provide sales and marketing advisory and consulting services to the Company. This entity will receive 30,000 shares of common stock (see Note 14), an annual consulting fee of $50,000 and has received options to purchase 133,333 shares of the Company's common stock at $1.50 per share expiring October 15, 2006. One third of such options become exercisable at the end of each successive six-month period. At December 31, 1997, options to purchase 88,889 common shares were exercisable.

        (d) Line of Credit:

        In December 1995, the Company obtained an unsecured line of credit for $25,000. Borrowings under this line bear interest at 15% per annum. Borrowings outstanding under this line at December 31, 1997 and 1996, were $9,374 and $23,506, respectively.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE 13 - COMMITMENTS AND CONTINGENCIES (Continued):

        (e)  Legal Proceedings:

        The Company is subject to various legal proceedings, claims and liabilities which arise in the ordinary course of its business. In the opinion of management, the amount of any additional liability in excess of amounts already provided for with respect to these actions, will not have a material adverse effect on the Company's results of operations, cash flow or financial position. As of December 31, 1997, the Company has provided for approximately $130,000 in connection with known legal proceedings and claims.

        (f)  Acquisitions:

        On December 18, 1997, the Company entered into two agreements (letters of intent) to acquire companies engaged in the full service distribution of ice cream in the New York Metropolitan area, through its wholly-owned subsidiary, New York Frozen Desserts, Inc. In exchange for all the assets of New Yorker Ice Cream Corp., the Company will pay (i) $465,000 at closing, (ii) $800,000 over three years with interest at 8% per annum and (iii) will assume an existing obligation of $735,000, paying $200,000 at closing, and the remaining $535,000 over four years with interest at 8% per annum. In exchange for all the assets of Jerry's Ice Cream Co., Inc., the Company will pay $245,000 at closing, and $220,000 over three years with interest at 8% per annum.

        In connection with these acquisitions, the Company entered into an agreement with a company whose shareholders consist of an investor and a Director of the Company. The agreement provides for a finder's fee in the amount of $200,000 and 200,000 shares of the Company's common stock together with piggy back registration rights to be delivered at the closing of the above transactions. All future acquisitions introduced by this company, will involve similar fee arrangements to be negotiated prior to the closing of each transaction.

        (g)  Government Regulation:

        The Company is subject to regulation by various governmental agencies regarding the distribution and sale of food products, including the FDA and various state agencies. The Company believes that its marketing and distributing operations comply with all existing applicable laws and regulations.

        (h)  Insurance:

        The Company's business exposes it to potential liability which is inherent in the marketing and distribution of food products. The Company currently maintains $2,000,000 of product liability insurance. The Company also maintains $1,000,000 of general and personal injury insurance per occurrence and $5,000,000 in the aggregate. If any product liability claim is made and sustained against the Company and is not covered by insurance, the Company's business and prospects could be materially adversely affected.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE 14 - SUBSEQUENT EVENTS:

        On February 6, 1998, the Company issued 30,000 shares of its common stock to a consultant in exchange for 1998 services. These shares are in addition to a monthly fee that the Company has the option of paying in either cash or the Company's common stock. These shares, and any subsequently issued shares, bear a restrictive legend pursuant to Rule 144 governing such securities. See Note 13c.

        On February 15, 1998, the Company signed a lease for a three-month term, renewable monthly, for new office space in Rye, New York. This office will serve as the corporate office of the Company until such time as the Company and the planned acquisitions can be relocated to an appropriate facility. The lease in Jericho, New York expired without any additional costs.

        On March 4, 1998, the Company, through its wholly-owned subsidiary, signed a license agreement to sell and distribute frozen juice bars under the name of a nationally known licensor. This agreement is for a limited territory in the eastern part of the country and for a period of two years. The Company has the option to obtain two sub-licensees to operate under the main agreement on behalf of the Company.

                                SIDNEY NEUHOF
                          CERTIFIED PUBLIC ACCOUNTANT
                         1101 STEWART AVENUE, SUITE 302
                          GARDEN CITY, NEW YORK 11530






Report of Independent Accountant

To the Stockholders of
New Yorker Ice Cream Corp.

I have audited the accompanying balance sheets of New Yorker Ice Cream Corp., as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Yorker Ice Cream Corp., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Sidney Neuhof
---------------------------
   Sidney Neuhof

February 9, 1998

                                                                       PAGE (2)
NEW YORKER  ICE CREAM CORP.
BALANCE SHEETS
AS AT: DECEMBER 31, 1997 AND 1996

                                     ASSETS
                                     ------
                                                     1997           1996
                                                     ----           ----
CURRENT ASSETS
  Cash in banks                                   $   -          $   4,131
  Accounts receivable - net                         251,964        221,574
  Merchandise inventory                             184,612        236,962
  Other current assets                               10,979           -
                                                  ---------      ---------
     Total current assets                           447,555        462,667

FIXED ASSETS
  Furniture and fixtures -
  net of accumulated depreciation                   111,187        134,357
  $494,915 for 1997 and
  $461,409 for 1996

OTHER ASSETS -
 Intercompanies - Note 2                              1,394           -
                                                   --------       --------
                                                   $560,136       $597,024
                                                   ========       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ----------- --- ------------- ------
CURRENT LIABILITIES
  Bank overdraft                                   $ 28,979       $   -
  Loans payable - Note 3                            100,000         65,000
  Accounts payable and accrued expenses             347,692        433,243
                                                   --------       --------
     Total current liabilities                      476,671        498,243

OTHER LIABILITIES
  Loans payable long-term portion                   106,000        100,000
  Intercompanies Note 2                                -           115,411
                                                   --------       --------
                                                    106,000        215,411

STOCKHOLDERS' EQUITY
  Capital stock -                                    26,750         26,750
    83.25 shares authorized, issued
    and outstanding
  Additional Paid-In-Capital                        117,897        117,897
  Treasury Stock                                   (147,808)      (147,808)
  Deficit                                           (19,374)      (113,469)
                                                   --------       --------
     Total stockholders' equity (deficit)           (22,535)      (116,630)
                                                   --------       --------
                                                   $560,136       $597,024
                                                   ========       ========

The accompanying notes are an integral part of these financial statements

                                                                      PAGE  (3)




NEW YORKER ICE CREAM CORP.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED: DECEMBER 31, 1997 AND 1996
-----------------------------------------------

                                     1997          1996
                                     ----          ----


NET SALES                          $6,498,430    $6,343,242




COST OF GOODS SOLD                  5,412,912     5,106,476
                                   ----------    ----------



GROSS PROFIT                        1,085,518     1,236,766




OPERATING EXPENSES                    975,571     1,183,257
                                    ---------    ----------



INCOME BEFORE OTHER EXPENSES          109,947        53,509



OTHER EXPENSES:
Interest expense                       15,852        14,179
                                    ---------    ----------


NET INCOME                            $94,095       $39,330
                                    =========    ==========






The accompanying notes are an integral part of these financial statements

                                                                       PAGE (4)
NEW YORKER  ICE CREAM CORP.
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED: DECEMBER 31, 1997 AND 1996
-----------------------------------------------





                                         Additional            Retained
                                         ----------            --------
                               Capital    Paid In     Treasury  Earnings
                              ---------   ---------  ---------- --------
                               Stock      Capital     Stock     (Deficit)   Total
                              ---------   ---------  ---------- ---------  --------

Balance - Jan. 1, 1996           $26,750  $117,897   $(147,808)  $107,543  $104,382

  Prior Period Adjustment           -         -           -      (260,342) (260,342)

Net Income                          -         -           -        39,330    39,330
                                 -------  --------    --------  ---------  --------
Balance - Dec. 31, 1996           26,750   117,897    (147,808)  (113,469) (116,630)

Net Income                           -        -           -        94,095    94,095
                                 -------  --------    --------  ---------  --------

Balance - Dec. 31, 1997          $26,750  $117,897   $(147,808)  $(19,374) $(22,535)
                                 =======  ========   =========   ========  ========














The accompanying notes are an integral part of these financial statements

                                                                        PAGE (5)
NEW YORKER  ICE CREAM CORP.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED: DECEMBER 31, 1997 AND 1996
-----------------------------------------------

                                                           1997           1996
                                                           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income                                               $ 94,095       $ 39,330

Adjustments to reconcile net income to net cash provided by operating activities

Depreciation and Amortization                              33,506         54,545

(Increase) Decrease in accounts receivable                (39,770)       112,262

Decrease (Increase) in inventory                           52,350        (49,061)

(Increase) Decrease in other current assets               (10,979)        20,564

Increase in bank overdraft                                 28,979           -

(Decrease) in accounts payable and
  accrued expenses                                        (85,551)      (129,132)
                                                        ---------       --------
Net cash provided by operating activities                  72,630         48,508
                                                        ---------       --------

CASH FLOWS FROM INVESTING ACTIVITIES:

Fixed Assets                                              (10,336)       (23,112)
Other Assets                                                 -            21,910
                                                         --------       --------
Net cash used in investing activities                     (10,336)        (1,202)
                                                         --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:

Intercompany - net                                       (107,425)       (72,703)

Loans - Net                                                41,000        (28,996)
                                                          -------       --------
Net cash used in financing activities                     (66,425)       (43,707)
                                                          -------       --------
NET (DECREASE) INCREASE IN CASH                            (4,131)         3,599

CASH AT BEGINNING OF YEAR                                   4,131            532
                                                          -------        -------
CASH AT END OF YEAR                                       $  -           $ 4,131
                                                          =======        =======

The accompanying notes are an integral part of these financial statements

                                                                        PAGE (7)



                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                   ------- -- ----------- ---------- --------

NOTE I
---- -
HISTORY AND BUSINESS DESCRIPTION
------- --- -------- -----------
New Yorker Ice Cream Corp., was incorporated under the laws of the state of New York on December 1, 1966.

The company distributes various types of ice cream products such as Haagen Dazs and Baskin Robbins to retail stores and for food servicing.

All of the shares of the company were purchased by Theodore Ketsoglou on May 13, 1991 from the estate of Joseph K. Ketsoglou.

In 1993 Mr. Theodore Ketsoglou sold all his stock to The Kerry Group, Inc,, with The Kerry Group, Inc., assuming the outstanding note obligation due to the estate in return for the ownership of New Yorker.


The Kerry Group is a management consulting company whose primary client is New Yorker Ice Cream. These financials do not include the financial information of The Kerry Group, Inc. Mr. Theodore Ketsoglou is the 100% shareholder of The Kerry Group, Inc.

USE OF ESTIMATES
--- -- ---------
The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

INVENTORIES
-----------
Inventories are valued at the lower of cost or market, cost being determined using the first in, first out (FIFO) method. All inventory are prepackaged units which are available for sale.

                                                                        PAGE (8)


PROPERTIES, RENTAL EQUIPMENT, AND DEPRECIATION
----------- ------ ---------- --- ------------
Properties and rental equipment are carried at cost and are depreciated over the estimated lives of such assets using the straight-line method. Leasehold improvements are amortized over the shorter of the asset lives or the terms of the respective leases.

                        Properties, Rental Equipment And
                        ----------  ------ --------- ---
                              Depreciation Schedule
                              ------------ --------

                                        1997                      1996
                              ----------------------      ----------------------
                               Asset         Accum.        Asset          Accum.
                               Value         Deprec.       Value          Deprec.
                              --------      --------      --------      --------
Freezer Cabinets              $294,052      $244,988      $283,716      $221,445

Machinery                       61,481        61,481        61,481        58,771

Office Equipment                 8,997         8,901         8,997         8,901

Vehicles                        55,122        52,765        55,122        51,569

Improvements                   186,450       126,780       186,450       120,723
                              --------      --------      --------      --------
                              $606,102      $494,915      $595,766      $461,409
                              ========      ========      ========      =======

NOTE 2
---- -
INTERCOMPANIES - PARENT AND RELATED COMPANIES
--------------   ------ --- ------- ---------
All intercompany loans are noninterest bearing and have no specified repayment date. The outstanding balances are as follows:

                                          1997               1996
                                   -----------------   ----------------
                                   Due From   Due To   Due From  Due To
                                   --- ----   --- --   --- ----  --- --
(1) The Kerry Group, Inc.          $104,483            $72,702
(2) American-Classic, Inc.          105,323             22,399
(2) Tri K Realty, Inc.                       $100,000           $100,000
(2) Silver Crown Ice
    Cream, Inc.                               108,412            110,512
                                   --------  --------  -------  --------
                                   $209,806  $208,412  $95,101  $210,512
                                   ========  ========  =======  ========


                                                                        PAGE (9)


NOTE   3
----   -
LOANS PAYABLE - BANK OF NEW YORK
----- -------   ---- -- --- ----
The company has a $100,000.00 line of credit with interest of 1% over existing prime. The bank has taken through a UCC filing collateral on all New Yorker's receivables and fixed assets. There is no due date on the loan as the bank makes a business evaluation each year on the credit worthiness of the loan. Mr. Theodore Ketsoglou is a personal guarantor.

NOTE 4
---- -
PROVISION FOR INCOME TAXES
--------- --- ------ -----
No provision for income taxes were made due to carry over tax losses.

                    Schedule Of Federal Net Operating Loss

Net Operating Loss 1/l/96                              $(199,073)
Loss Used - 1996                           $40,031
Loss Used - 1997                            94,095
                                                         134,216
                                                       ---------
Carry Forward                                          $ (64,947)
                                                       =========

The value of the net operating loss carry forward at a federal tax rate of 34% would be $22,082.00.

NOTE 5
---- -
LEASES
------
The company has no lease at their current premises. The company occupies premises from a related corporation Tri-K Realty, Inc. As no fair market value rental has been arrived at, this would be considered a non arm's-length transaction.

NOTE 6
------
LITIGATION
----------
There is one lawsuit that has been brought or asserted against the company. Corporate attorney has indicated that, although the ultimate result of this lawsuit is not currently determinable, management does not expect that this matter will have a material adverse effect on the company=s consolidated financial position, statement of income or liquidity.

                                                                       PAGE (10)


NOTE 7
---- -
GOODWILL - PRIOR PERIOD ADJUSTMENT
--------   ----- ------ ----------
Goodwill from original incorporation of December 1, 1966 has never been amortized. The goodwill would have been written off in prior years. Accordingly, $260,342.00 of goodwill was charged against retained earnings as a prior period adjustment.

                                  SIDNEY NEUHOF
                           CERTIFIED PUBLIC ACCOUNTANT
                         1101 STEWART AVENUE, SUITE 302
                           GARDEN CITY, NEW YORK 11530
                                 (516) 222-2239
                               Fax (516) 222-2327



Report of Independent Accountant

To the Stockholders of
Jerry's Ice Cream, Inc.
----------------------

I have audited the accompanying balance sheets of Jerry's Ice Cream, Inc., as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jerry's Ice Cream, Inc., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Sidney Neuhof
------------------------
Sidney Neuhof

February 9, 1998

JERRY'S ICE CREAM INC.                                             PAGE (2)
BALANCE SHEETS
AS AT: DECEMBER 31, 1997 AND 1996
---------------------------------

                                     ASSETS
                                     ------
                                                       1997           1996
                                                       ----           ----
CURRENT ASSETS
  Cash in banks                                      $ 5,585        $  -
  Accounts receivable - net                            5,468          8,500
  Merchandise inventory                                4,177          2,550
  Other current assets                                  -             8,052
                                                     -------        -------
     Total current assets                             15,230         19,102

FIXED ASSETS
  Furniture and fixtures -
     net of accumulated depreciation                  40,798         46,995
     of $50,147 for 1997
     and $35,458 for 1996

INTANGIBLE ASSETS - Goodwill
  Net of accumulated amortization                    205,403        224,363
     of $55,299 for 1997
     and $36,339 for 1996                           --------       --------
                                                    $261,431       $290,460
                                                    ========       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ----------- --- ------------- ------
CURRENT LIABILITIES
  Bank overdraft                                    $   -           $ 4,414
  Accounts payable and accrued expenses               23,825         12,509
  Notes payable - Note 2                              31,716         31,716
                                                    --------        -------
     Total current liabilities                        55,541         48,639

OTHER LIABILITIES
  Loans payable - stockholder                         58,873         71,354
  Notes Payable - Note 2                              63,233         70,718
                                                    --------        -------
                                                     122,106        142,072
STOCKHOLDERS' EQUITY
  Capital stock - 10 shares authorized,              138,890        138,890
     issued and outstanding - no par value
Deficit                                              (55,106)       (39,141)
                                                    --------       --------
  Total stockholders' equity                          83,784         99,749
                                                    --------       --------
                                                    $261,431       $290,460
                                                    ========       ========

The accompanying notes are an integral part of these financial statements

                                      F-57

                                                                        PAGE (3)
JERRY'S ICE CREAM, INC.
STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)
FOR THE YEARS ENDED: DECEMBER 31, 1997 AND 1996
--------------------------------------------------------

                                                      1997           1996
                                                      ----           ----

NET SALES                                           $807,310       $727,371

COST OF GOODS SOLD                                   656,922        614,363
                                                    --------       --------
GROSS PROFIT                                         150,388        113,008

OPERATING EXPENSES                                   157,121        119,016
                                                    --------       --------
INCOME (LOSS) BEFORE OTHER EXPENSES                  (6,733)        (6,008)

OTHER EXPENSES:
   Interest expense                                    9,232         11,363
                                                   ---------      ---------
NET INCOME (LOSS)                                  $(15,965)      $(17,371)
                                                   =========      =========

RETAINED EARNINGS (DEFICIT)
   Beginning of Year                               $(39,141)      $(21,770)


NET LOSS                                            (15,965)       (17,371)
                                                   --------       --------
RETAINED  EARNINGS (DEFICIT)
End of  Year                                       $(55,106)      $(39,141)
                                                   =========      =========



The accompanying notes are an integral part of these financial statements

JERRY'S ICE CREAM, INC.                                            PAGE (4)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED: DECEMBER 31, 1997 AND 1996
-----------------------------------------------

                                                     1997           1996
                                                     ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net Income (Loss)                                $(15,965)      $(17,371)

Adjustments to reconcile net income to net cash provided by operating activities

  Depreciation and Amortization                       33,649        31,107

  (Increase) Decrease in accounts receivable           3,032          (800)

  Decrease (Increase) in inventory                   (1,627)        (1,047)

  (Increase) Decrease in other current assets          8,052        (8,052)

  (Decrease) in accounts payable and
     accrued expenses                                 11,316           (17)
                                                    --------       -------
Net cash provided by operating activities             38,457         3,820
                                                    --------       -------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Fixed Assets                                        (8,492)      (26,029)
                                                    --------       -------
  Net cash used in investing activities               (8,492)      (26,029)
                                                    --------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:

Loans - Shareholder                                  (12,481)       40,687

Loans - Net                                           (7,485)      (20,353)
                                                    --------       -------
  Net cash used in (provided by)
  financing activities                               (19,966)       20,334
                                                    --------       -------
NET (DECREASE) INCREASE IN CASH                        9,999        (1,875)

CASH AT BEGINNING OF YEAR                             (4,414)       (2,539)
                                                    --------       -------

CASH AT END OF YEAR                                  $ 5,585      $ (4,414)
                                                     =======      ========

The accompanying notes are an integral part of these financial statements

                                                                        PAGE (5)




                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                   ------- -- ----------- ---------- --------


NOTE 1
---- -
HISTORY AND BUSINESS DESCRIPTION
------- --- -------- -----------
Jerry's Ice Cream Inc., was incorporated under the laws of the state of New York on September 1, 1994. The company is owned 100% by Gerald Schneider.

On January 20, 1995, Mr. Schneider through a stock redemption agreement sold all of his stock interest back to the Ennis Ice Cream Co., Inc., and received certain fixed and intangible assets in exchange. Mr. Schneider transferred his share (28.57) of the assets and liabilities of Ennis Ice Cream to Jerry's Ice Cream, Inc., pursuant to a tax free exchange.

The estate of Ron Ennis sold stock of Ennis Ice Cream, Inc., to three stockholders. The remaining stockholders after the stock redemption were Ron Kissel and Michael Chase (both nonrelated to Mr. Schneider). Mr. Schneider agreed not to sell certain accounts of Ennis Ice Cream, Inc., and Ennis Ice Cream, Inc., agreed not to sell accounts of Gerald Schneider or Jerry's Ice Cream, Inc.

USE OF ESTIMATES
--- -- ---------
The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes.

INVENTORIES
-----------
Inventories are valued at the lower of cost or market, cost being determined using the first in, first out (FIFO) method. All inventory are prepackaged merchandise available for sale.

PROPERTY, RENTAL EQUIPMENT, AND DEPRECIATION
--------  ------ ---------  --- ------------
Properties and rental equipment are carried at cost and are depreciated over the estimated lives of such assets using the straight-line method.

                                                                        PAGE (6)

                        Properties, Rental Equipment And
                        ----------  ------ --------- ---
                              Depreciation Schedule
                              ------------ --------

                                          1997                           1996
                                 ----------------------         ----------------------
                                  Asset           Accum.          Asset          Accum.
                                  Value          Deprec.          Value         Deprec.
                                 -------         -------         ------         -------
Computers                        $ 4,644         $ 1,328        $   500         $   500
Auto and Truck                    15,190          13,939         15,190          13,250
Freezer Cabinets                  70,274          34,712         66,763          21,708
Furniture Fixtures                   837             168           -               -
                                 -------         -------        -------         -------
                                 $90,945         $50,147        $82,453         $35,458
                                 =======         =======        =======         =======

NOTE 2
---- -
NOTES PAYABLE
----- -------

The company has two notes payable:

                                        1997                        1996
                                 -------------------          -------------------
                                 Short          Long          Short         Long
                                 Term           Term          Term          Term
1) Note Payable - Schneider
   Management - Long term
   note - 7% interest                          $15,000                        -

2) Note Payable - Estate
   of Ron Ennis - Self
   Amortizing Loan -
   Interest Rate 10%             $31,716       $48,233       $31,716      $70,718
                                 -------       -------       -------      -------
                                 $31,716       $63,233       $31,716      $70,718
                                 =======       =======       =======      =======

1) Schneider Management is a corporation owned by Gerald Schneider's brother. Gerald Schneider has no interest in Schneider Management. The loan is unsecured and Mr. Gerald Schneider is a personal guarantor. The loan was made on December 17, 1997 and repayment date is January 1, 1999 with interest at 7% per annum. There is no prepayment penalty.

2) Notes Payable - Estate of Ron Ennis - Represent a portion of loan that Mr. Gerald Schneider and two other original stockholders of Ennis Ice Cream, Inc., agreed to, upon purchasing Ennis Ice Cream, Inc. Jerry's Ice Cream, Inc., assumed 28.57% of the loan in which the monthly payments are $2643.00. Mr. Gerald Schneider is a personal guarantor on this obligation.

                                                                        PAGE (7)


NOTE 3
---- -
AMORTIZATION OF INTANGIBLE ASSETS
------------ -- ---------- ------
The company is amortizing route values (goodwill) acquired as part of a stock redemption (see note 1) of $248,057.00 over 15 years.

NOTE 4
---- -
PROVISION FOR INCOME TAXES
--------- --- ------ -----
Provision for income taxes - Jerry's Ice Cream Inc., has elected to be taxed under the provision of Subchapter S of the internal Revenue Code and New York State tax laws. Accordingly, there is only a provision for minimum taxes of 625 which is included in operating expenses.

NOTE 5
---- -
LEASES
------
The company has no leases.

NOTE 6
---- -
LITIGATION
----------
Management has indicated that as of report date there are no lawsuits pending.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, must not be relied upon as having been authorized by the Company, the Selling Stockholders or the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy the securities by any person in any jurisdiction where such offer or solicitation is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus shall not, under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.
---------------

                        TABLE OF CONTENTS
                                          Page
                                          ----
Prospectus Summary . . . . . . . .          1
Risk Factors . . . . . . . . . . .          4
Use of Proceeds. . . . . . . . . .          7
Dilution . . . . . . . . . . . . .          8
Capitalization . . . . . . . . . .          9
Price Range of Common Stock. . . .         10
Dividend Policy. . . . . . . . . .         10
Selected Financial Data. . . . . .         11
Management's Discussion and Analysis
 of Financial Condition and Results of
 Operations  . . . . . . . . . . .         12
Business . . . . . . . . . . . . .         15
Management . . . . . . . . . . . .         19
Principal Stockholders . . . . . .         25
Certain Transactions . . . . . . .         26
Selling Stockholders . . . . . . .         28
Description of Securities. . . . .         29
Shares Eligible for Future Sale. .         32
Underwriting . . . . . . . . . . .         33
Legal Matters. . . . . . . . . . .         34
Experts. . . . . . . . . . . . . .         35
Where to Find Available Information.       35
Incorporation of Certain Documents by
     Reference . . . . . . . . . .         35
Index to Financial Statements. . . .       F-1
Independent Auditor's Report . . . .       F-22
Independent Auditor's Report . . . .       F-23

                         5,060,000 Shares



                      MIKE'S ORIGINAL, INC.








                         ---------------

                            PROSPECTUS
                         ---------------












                   MILLENNIUM SECURITIES CORP.







                              , 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Offices

   See "Management -- Personal Liability and Indemnification of Directors".

Item 25.  Other Expenses of Issuance and Distribution

   The estimated expenses of the distribution, all of which are to be borne by the Company, are as follows:

SEC Registration Fee. . . . . . . . . . . . . . . . .               $882.00
NASD Filing Fee . . . . . . . . . . . . . . . . . . .
Blue Sky Fees and Expenses. . . . . . . . . . . . . .
Transfer Agent Fees . . . . . . . . . . . . . . . . .
Accounting Fees and Expenses. . . . . . . . . . . . .
Legal Fees and Expenses . . . . . . . . . . . . . . .
Printing and Engraving. . . . . . . . . . . . . . . .
Miscellaneous . . . . . . . . . . . . . . . . . . . .              ---------
   Total. . . . . . . . . . . . . . . . . . . . . . .              $

Item 26.  Recent Sales of Unregistered Securities

     1. In May 1994, the Company issued an aggregate of 1,133,333 shares of Common Stock to its two founding stockholders. This was a transaction by the issuer not involving any public offering which was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

     2. From November 1994 to May 1995, the Company issued an aggregate of approximately 180,667 shares of Common Stock to 206 purchasers. These transactions by the Company did not involve any public offering and were exempt from the registration requirements under the Securities Act pursuant to Section 3(b) thereof and Rule 504 of Regulation D promulgated pursuant thereto.

     3. In April 1995, the Company issued 5,128 shares of its Common Stock to a consultant in consideration of his efforts in assisting in various matters for the Company during the fiscal year ended March 31, 1994 and 1995. This transaction by the Company did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

     4.In September 1995, the Company issued 7,179 shares of its common stock to two individuals for services rendered on behalf of the Company during the nine month period ending December 31, 1995. These transactions by the Company did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

     5. In February 1996, the Company issued $325,000 principal amount of 12% convertible notes payable in August 1996 to four purchasers thereof. These transactions by the Company did not involve any public offering and were exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

     6. In October 1996, the Company issued 19,231 shares of Common Stock to two consultants as payment for services rendered during the year ended December 31, 1996. These transactions by the Company did not involve any public offering and were exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

     7. In May 1996, the Company issued two 10% notes each in the amount of $50,000 to two purchasers. These transactions by the Company did not involve any public offering and were exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

     8. In May 1996, the Company issued 20,000 shares of Common Stock to two persons for services rendered. These transactions by the Company did not involve any public offering and were exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

     9. In June through September 1996, the Company sold $1,537,500 principal amount of Second Private Placement Units, each Second Private Placement Unit consisting of one $2,500 principal amount of 12% promissory notes and 7,500 shares of Common Stock, to 36 persons, all of whom are deemed accredited pursuant to Rule 501 of Regulation D, including the exchange of the notes referred to in paragraph 3, in private transactions by the issuer not involving any public offering which were exempt from registration requirements under the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated pursuant thereto.

     10. In December 1996, the Company issued an 8% convertible promissory note in the amount of $225,000 to one purchaser, which was convertible into 200,000 shares of Common Stock in April 1997. This transaction by the Company did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

     11. In January 1997, the Company issued an 8% convertible promissory note in the amount of $100,000 to one purchaser, which was convertible into 78,431 shares of Common Stock in April 1997. This transaction by the Company did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

     12. In March 1997, the Company issued 35,000 shares of Common Stock to its East coast product manufacturer pursuant to the terms of a credit agreement by and among the Company, the product manufacturer and Michael Rosen. This transaction by the Company did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

     13. In March 1997, the Company issued a 10% promissory note in the amount of $50,000 together with 2,000 shares of Common Stock, to one purchaser. In April 1997, this person exchanged $25,000 of such note into 12,500 shares of Common Stock. This transaction by the Company did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

     14. In April 1997, the Company issued 150,000 shares of Common Stock in payment of obligations under a consulting agreement. This transaction by the

Company did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

     15. In February 1998, the Company issued 30,000 shares of Common Stock to one of its marketing consultants in exchange for services to be performed during 1998. This transaction by the Company did not involve any pubic offering and was exempt from the registration requirements under the Securities Act pursuant to
Section 4(2) thereof.

     16. From July through November 11, 1998, the Company sold $400,000 principal amount of Private Placement Units, each Private Placement Unit consisting of one $50,000 principal amount of 12% promissory note and 200,000 shares of Common Stock, to 9 persons, all of whom are deemed accredited pursuant to Rule 501 of Regulation D, including the exchange of the notes referred to in paragraph 3, in private transactions by the issuer not involving any public offering which were exempt from registration requirements under the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated pursuant thereto.

     17. In August 1998, the Company issued 97,500 shares of Common Stock to one of its financial consultants in exchange for services performed through July, 1998. This transaction by the Company did not involve any pubic offering and was exempt from the registration requirements under the Securities Act pursuant to
Section 4(2) thereof.

     18. In October 1998, the Company issued 85,000 shares of Common Stock to each of its two outside directors. This transaction by the Company did not involve any pubic offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

Item 27.  Exhibits.

1.1   Form of Underwriting Agreement (**).
1.2   Form of  Agreement Among Underwriters (**).
1.3   Form of Selling Agreement (**).
3.1   Restated Certificate of Incorporation  of the Registrant (*).
3.2   By-laws of the Registrant (*).
5.1 Form of Opinion of Blau, Kramer, Wactlar & Lieberman, P. C. regarding the legality of the securities being registered (**).
10.1  1995 Long Term Incentive Plan (*).
10.2  1996 Non-Qualified Stock Option Plan (*).
10.3 Employment Agreement dated June 1, 1995 between the Registrant and Michael Rosen, as amended (*).
10.4 Consulting Agreement dated November 1, 1996 between the Registrant and Alma Management Corp. (*)
10.5  Form of  Second  Private Placement  Note (*).
10.6  Form of Second  Private  Placement  Unit  Subscription Agreement (*).
10.7 Form of Indemnification Agreement between the Registrant and its officers and directors (*).
10.8 Credit Agreement dated April 10, 1996, as amended, between the Registrant and The Penn Traffic Company (*).
10.9 Manufacturing, Delivery & Pricing Agreement dated as of September 11, 1996 between the Registrant and Fieldbrook Farms (*).
10.10 Credit Agreement with Fieldbrook Farms dated March 20, 1997 (*).
10.11 Modification Agreement with The Penn Traffic Company dated April 15,
      1997 (*).
10.12 Asset Purchase Agreement among New Yorker Ice Cream Corp., Kerry Group Ltd., Ted Ketsoglou and the Registrant dated as of July 20, 1998.

10.13 Asset Purchase Agreement between Jerry's Ice Cream, Inc. and the Registrant dated as of July 20, 1998.
10.14 Proposed Employment Agreement with Ted Ketsoglou.
10.15 Proposed Employment Agreement with Gerald Schneider.
21     Subsidiaries of Registrant

         Name                                   State of Incorporation
         ----                                   ----------------------
     New York Frozen Desserts, Inc.              New York
     Natco Brands, Inc.                          New York

23.1 Consent of Blau, Kramer, Wactlar & Lieberman, P. C. (included in Exhibit 5.1).**
23.2 Consent of Lazar, Levine & Felix
23.3 Consent of Grant Thornton LLP
25.1 Powers of Attorney
-------

(*) Incorporated by reference to Registration Statement on Form SB-2 (No. 333-21575) filed July 23, 1997.
(**)  To be filed by amendment

Item 28.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and
     (iii) Include any additional or changed material information on the plan of distribution.
(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Registrant further undertakes that it will:

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or
     (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

  In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Jericho, New York on the 10th day of November, 1998.

                                              MIKE'S ORIGINAL, INC.

                                              By: /s/ Arthur Rosenberg
                                                  Arthur Rosenberg
                                                  President
                                                  (Chief Executive Officer)


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes an appoints Arthur Rosenberg, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In  accordance   with  the   requirements   of  the  Securities  Act,  this
registration statement was signed by the following persons in the capacities indicated on November 10, 1998.

          Signatures                                  Title
          ----------                                  -----

     /s/ Arthur G. Rosenberg            President, Chief Executive Officer,
     Arthur G. Rosenberg                Chief Financial Officer, Director


     /s/ Frederic D. Heller             Director
     Frederic D. Heller


     /s/  Myron Levy                    Director
     Myron Levy